UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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The First of Long Island Corporation
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THE FIRST OF LONG ISLAND CORPORATION

10 GLEN HEAD ROAD

GLEN HEAD, NEW YORK 11545

___________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 17, 2018

___________________________________________________

March 16, 2018

To the Stockholders of

The First of Long Island Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of THE FIRST OF LONG ISLAND CORPORATION will be held at THE CARLTUN, EISENHOWER PARK, 1899 HEMPSTEAD TURNPIKE, EAST MEADOW, NEW YORK, on Tuesday, April 17, 2018, at 3:30 P.M. local time for the following purposes:

(1)	To elect six directors to hold office for a two-year term and until their successors are duly elected and qualified;
(2)	To conduct a non-binding, advisory vote to approve the compensation paid to the Corporation’s named executive officers;
(3)	To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 40 million to 80 million;
(4)	To ratify the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for 2018; and
(5)	To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 1, 2018 are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors

Christopher Becker
Executive Vice President Chief Risk Officer and Corporate Secretary

IMPORTANT -- PLEASE VOTE YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR TO VOTE ELECTRONICALLY AS PROVIDED IN THE INSTRUCTIONS INCLUDED HEREWITH.

THE FIRST OF LONG ISLAND CORPORATION

10 Glen Head Road

Glen Head, New York 11545

(516) 671-4900

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors (“Board”) of The First of Long Island Corporation (“Corporation” or “Company”) for use at the Annual Meeting of Stockholders to be held at 3:30 P.M. local time at The Carltun, Eisenhower Park, 1899 Hempstead Turnpike, East Meadow, New York on April 17, 2018.  The approximate date on which proxy statements and forms of proxy are first being sent or given to stockholders is March 16, 2018.

Proxies in the accompanying form that are properly executed and duly returned to the Corporation, or voted electronically, will be voted at the meeting in accordance with the instructions provided.  Where no instructions are indicated, properly executed proxies will be voted “For” the proposals set forth in this proxy statement.  Each proxy granted may be revoked at any time prior to its exercise by written notice filed with the secretary of the Corporation, by the submission of a later dated and executed proxy or by notice given during the meeting by the stockholder to the presiding officer of the meeting.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the annual meeting constitutes a quorum for the transaction of business.  The meeting (whether or not a quorum is present) may be adjourned to a subsequent date, provided notice of the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.  At an adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally scheduled.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The only class of voting securities of the Corporation is its Common Stock, $.10 par value ("Common Stock"), each share of which entitles the holder thereof to one vote except in the election of directors, where votes may be cumulated as described herein. Only stockholders of record at the close of business on March 1, 2018 are entitled to notice of and to vote at the meeting.

As of March 1, 2018, there were 25,018,449 shares of the Common Stock issued, all of which were outstanding and entitled to vote. To the best knowledge of the Corporation, the only persons owning beneficially more than five percent (5%) of the Common Stock of the Corporation as of March 1, 2018 are identified in the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc.	1,682,103 shares (1)	6.72%
55 East 52nd Street
New York, NY 10055

Franklin Advisory Services, LLC	1,675,000 shares (2)	6.70%
55 Challenger Road, Suite 501
Ridgefield Park, NJ 07760

(1)	Based on a Schedule 13G/A filed on January 25, 2018.
(2)	Based on a Schedule 13G filed on February 5, 2018.

Following is information with respect to the beneficial ownership of the Corporation's Common Stock as of March 1, 2018, by all directors and nominees, by the executive officers of the Corporation named in the “Summary Compensation Table” (“named executive officers” or “NEOs”), and by directors and all executive officers of the Corporation as a group.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Paul T. Canarick	107,541	(1)	.43%
($.10 par value)	Alexander L. Cover	39,231	(2)	.16%
	John J. Desmond	200		-
	Howard Thomas Hogan, Jr.	204,737	(3)	.82%
	Stephen V. Murphy	48,859	(4)	.20%
	Peter Quick	36,205	(5)	.14%
	Denise Strain	500		-
	Milbrey Rennie Taylor	31,118	(6)	.12%
	Walter C. Teagle III	171,824	(7)	.69%
	Eric J. Tveter	8,282.03%
	Michael N. Vittorio	106,135.42%
	Mark D. Curtis	80,554	(8)	.32%
	Christopher Becker	13,039	(9)	.05%
	Richard Kick	142,977	(10)	.57%
	Paul Daley	8,059.03%
	Directors and Executive Officers as a group (18 persons)	1,169,083	(11)	4.64%

(1)	Including 6,272 shares that can be acquired by the exercise of stock options.
(2)	Including 29,113 shares held jointly with Mr. Cover’s wife; and 10,118 shares that can be acquired by the exercise of stock options.
(3)

Including 3,375 shares in the name of Mr. Hogan’s wife; 46,670 shares in the name of Mr. Hogan as Trustee for the benefit of his children; 3,123 shares in the name of Mr. Hogan as Trustee; and 10,118 shares that can be acquired by the exercise of stock options.

(4)	Including 15,075 shares in Mr. Murphy’s 401(k); and 7,868 shares that can be acquired by the exercise of stock options.
(5)	Including 15,000 shares held through an LLC.
(6)	Including 10,118 shares that can be acquired by the exercise of stock options.
(7)

Including 1,517 shares in the name of Mr. Teagle's wife; 18,297 shares in Trusts for the benefit of Mr. Teagle’s children for which Mr. Teagle is a Trustee; and 20,231 shares that can be acquired by the exercise of stock options.

(8)	Including 3,598 shares held in Mr. Curtis’ IRA; 3,622 shares in the names of Mr. Curtis’ children; and 20,658 shares that can be acquired by the exercise of stock options.
(9)	Including 4,999 shares held in Mr. Becker’s IRA.
(10)	Including 32,640 shares that can be acquired by the exercise of stock options.
(11)	Including 153,481 shares that can be acquired by the exercise of stock options.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

As to Proposal 1 regarding the election of directors, the proxy card being provided by the Board enables a stockholder to vote “For” the election of the six nominees proposed by the Board or to “Withhold Authority” to vote for the nominees being proposed. As discussed under Proposal 1, cumulative voting applies to the election of directors. Directors are elected by a plurality of the votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld.

As to Proposals 2 and 4, a stockholder may: (1) vote “For” the item, (2) vote “Against” the item, or (3) “Abstain” from voting on the item. In order to approve Proposals 2 and 4, each proposal must receive the affirmative vote of a majority of the shares voting on each matter at the annual meeting without regard to either shares as to which the “Abstain” box is marked or broker non-votes. Proposal 3 requires the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of Common Stock of the Corporation entitled to vote to approve the proposed amendment.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as a vote against Proposal 3.

Proxies solicited hereby will be returned to the Corporation, tabulated by the Corporation’s registrar and transfer agent and reviewed by the inspectors of election designated by the Board.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of the Corporation currently consists of eleven members. The Board has nominated Paul T. Canarick, Alexander L. Cover, Stephen V. Murphy, Peter Quick and Eric J. Tveter as the Class II directors for re-election and Denise Strain for election as a Class II director.  Each Board member and nominee, with the exception of Michael N. Vittorio, who serves as President and Chief Executive Officer (“CEO”) of the Corporation and its wholly owned bank subsidiary, The First National Bank of Long Island (“Bank”), is independent as defined in the Nasdaq Rules.

The Board is divided into two classes, Class I and Class II. The following table sets forth the present composition of the Board.

Name	Class	Expiration of Term
John J. Desmond	I	2019
Howard Thomas Hogan, Jr.	I	2019
Milbrey Rennie Taylor	I	2019
Walter C. Teagle III	I	2019
Michael N. Vittorio	I	2019
Paul T. Canarick	II	2018
Alexander L. Cover	II	2018
Stephen V. Murphy	II	2018
Peter Quick	II	2018
Denise Strain	II	2018
Eric J. Tveter	II	2018

As to the election of directors, each stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected.  A stockholder may also cumulate his or her votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his or her shares or by evenly distributing such votes on the same principle among any number of candidates.  Cumulative voting can affect the election of directors if there are more nominees for director than positions to be filled.  In the event that cumulative voting is in effect, it is the intention of the proxies to vote cumulatively for the nominees listed, and if authority for any nominee or nominees is withheld, the votes will be distributed among the remaining candidates at the discretion of the Board.

It is intended that shares represented by properly executed proxies will be voted at the meeting in accordance with the instructions indicated thereon and, in the absence of contrary indication, for the re-election of directors Canarick, Cover, Murphy, Quick and Tveter and for the election of director Strain.  Each of the Class II directors will hold office until the 2020 Annual Meeting of Stockholders or until his or her successor is elected and qualified.  If at the time of the 2018 Annual Meeting any of the nominees named above is unavailable or chooses not to serve as a director (an event that the Board does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board may designate.

The Board of Directors recommends a vote FOR all named nominees.

The following table sets forth a brief description of the business experience during the past five years of each of the nominees and Board members continuing in office.  It also indicates any other directorships held during the past five years in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934 (“1934 Act”) or subject to the requirements of section 15(d) of the 1934 Act or any company registered as an investment company under the Investment Company Act of 1940.  The year set forth for each director is the year in which the person named became a director of the Corporation and the Bank with the exception of Mr. Hogan, who became a director of the Corporation upon its formation in 1984.

BUSINESS EXPERIENCE OF DIRECTORS

Name	Principal Occupations and Other Directorships for Last 5 Years	Director Since
Paul T. Canarick (Age 61)	President and Principal, Paul Todd, Inc. (Construction Company)	1992
Alexander L. Cover (Age 74)	Business and Management Consultant (Private Practice); Retired Partner of Ernst & Young LLP	2003
John J. Desmond (Age 67)	Retired Partner of Grant Thornton LLP; Director and Chairman of the Audit Committee of MusclePharm Corporation	2016
Howard Thomas Hogan, Jr. (Age 73)	Hogan & Hogan (Attorney, Private Practice)	1978
Stephen V. Murphy (Age 72)	President, S.V. Murphy & Co. (Financial Advisory Services); Director, Man FRM Alternative Multi-Strategy Fund LLC; UST Global Private Markets Fund, LLC; Excelsior Venture Partners III, LLC; Excelsior Private Markets Fund II, LLC; Excelsior Private Markets Fund III, LLC; NB Crossroads Private Markets Fund IV, LLC; NB Crossroads Private Market Fund V Holdings, LP	2005
Peter Quick (Age 62)	Retired President of the American Stock Exchange; Partner of Burke and Quick Partners Holdings LLP, the parent company of Burke & Quick Partners LLC, a broker dealer; Director, Medicure Inc.; Gain Capital; Apicore LLC	2015
Denise Strain (Age 64)	Retired Managing Director of Citigroup Inc.	2017
Milbrey Rennie Taylor (Age 71)	Retired Executive Producer of CBS News	2008
Walter C. Teagle III (Age 68)	Chairman of the Board, The First of Long Island Corporation and The First National Bank of Long Island; President and Owner, Teagle Management, Inc. (Private Investment Firm); Managing General Partner, Gulo Capital Partners L.P. (Private Investment Partnership); Chairman and Director, The Teagle Foundation, Inc. (Private Foundation)	1996
Eric J. Tveter (Age 59)	Chief Executive Officer, Central Europe Group, Liberty Global plc; formerly: Chief Executive Officer, Austria/Switzerland Region Liberty Global plc; Chief Executive Officer, upc cablecom GmbH of Switzerland; Director, Open TV	2013
Michael N. Vittorio (Age 65)	President and Chief Executive Officer, The First of Long Island Corporation and The First National Bank of Long Island	2003

QUALIFICATIONS OF DIRECTORS

Diversity.  The Governance and Nominating Committee believes that the Board as a whole should adequately reflect the diversity of the Company’s constituencies and the communities in which the Company conducts business.  Although the Committee considers diversity in identifying nominees for director, it does not have a formal policy in this regard.  The Committee has a broad view of diversity, and conceptualizes it to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity, as well as race, ethnicity, gender, and other characteristics.

Specific Core Competencies.  In addition to general qualifications and the consideration of diversity, the Governance and Nominating Committee has developed a Skill Sets Matrix that sets forth the specific core competencies it believes one or more Board members should possess.  The matrix is used to evaluate the collective skills of the existing Board and identify the skills that the Committee should seek when filling a Board vacancy or increasing the size of the Board.  The Governance and Nominating Committee recognizes that some Board members may possess many of the core competencies, while others will possess only a few, but that each Board member should have particular strength with respect to at least one.  The identified core competencies, which are subject to change from time to time, include, but are not limited to: corporate governance, banking, strategic planning, business leadership, organizational management and/or business operations, accounting and reporting, finance and/or investments, technology and/or information security, mergers and acquisitions, legal and/or regulatory, real estate, marketing and/or public relations and financial accounting experience necessary to qualify as an “audit committee financial expert” as defined in Regulation S-K of the Securities and Exchange Commission (“SEC”).

With respect to each of the Corporation’s directors, the narrative that follows sets forth the specific experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director considering the Company’s business and structure and the general qualifications and core competencies identified and deemed desirable by the Governance and Nominating Committee.

Paul T. Canarick - Mr. Canarick joined the Board in 1992 and is a member of the Governance and Nominating, Loan and Asset Liability Committees.  Mr. Canarick is President and Principal of Paul Todd, Inc., a privately held construction company.  Mr. Canarick’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include banking, business leadership, organizational management and business operations and real estate.

Alexander L. Cover - Mr. Cover joined the Board in 2003 and is Chairman of the Audit Committee and a member of the Governance and Nominating and Asset Liability Committees.  He is currently a business and management consultant in private practice and, among other things, assists privately held companies with developing business plans.  Previously he was Partner-In-Charge of the financial institutions practice of the Long Island office of Ernst & Young LLP.  At Ernst & Young, Mr. Cover’s experience also included, among other things, serving as review partner on both SEC and non-SEC engagements.  Mr. Cover has also been a director of a number of not-for-profit entities.  Mr. Cover’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, mergers and acquisitions, legal and regulatory.

John J. Desmond - Mr. Desmond joined the Board in 2016 and is a member of the Audit and Compensation Committees.  Previously he was Partner-In-Charge of the Long Island office of Grant Thornton LLP from 1988 through his retirement from the firm in 2015, having served over 40 years in the public accounting industry.  At Grant Thornton, Mr. Desmond’s experience also included, among other things, serving as lead audit partner for many public and privately-held companies.  Mr. Desmond was elected by the U.S. Partners of Grant Thornton LLP to be a Partnership Board Member from 2001 through 2013.  The Board was responsible for oversight of many of the firm’s activities including strategic planning, the performance of the senior leadership team and financial performance.  Mr. Desmond also serves as a director of a publicly held company, and serves or has served as a board member of a number of not-for-profit entities.  Mr. Desmond’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, mergers and acquisitions, legal and regulatory.

Howard Thomas Hogan, Jr., Esq. - Mr. Hogan joined the Board in 1978 and is a member of the Loan and Governance and Nominating Committees.  Mr. Hogan is currently an attorney in private practice, with an emphasis on real estate.  He currently serves and has served as a director of numerous not-for-profit and community organizations.  His experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, legal, real estate and public relations.

Stephen V. Murphy - Mr. Murphy joined the Board in 2005 and is Chairman of the Asset Liability Committee and a member of the Compensation and Loan Committees.  He is currently President of S.V. Murphy & Co., a financial advisory firm.  He also serves as a director of several registered investment companies.  Mr. Murphy’s experience includes Merrill Lynch Capital Markets, where he was Managing Director in the Investment Banking Department in charge of the Financial Institutions Mergers and Acquisitions Group.  Prior to that, Mr. Murphy was with The First Boston Corporation as Managing Director in the Corporate Finance Department in charge of the Commercial Banking Group for Financing and Strategic Services.  Mr. Murphy also serves or has served as a director for various publicly held and not-for-profit entities.  Mr. Murphy’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, accounting and reporting, finance and investments and mergers and acquisitions.

Peter Quick - Mr. Quick joined the Board in 2015 and is Chairman of the Loan Committee and a member of the Audit and Governance and Nominating Committees.  Mr. Quick has over 30 years of experience in the securities and financial services industries.  He is a recognized leader in the securities industry with experience in the domestic and international equity markets, equities market making, market structure reform, trading technology and clearing operations.  Mr. Quick is a Partner of Burke and Quick Partners Holdings LLP, the parent company of Burke & Quick Partners LLC, a broker dealer.  Mr. Quick was President of the American Stock Exchange from 2000 to 2005.  Prior to joining the American Stock Exchange, he served as President of Quick & Reilly Inc., a Quick & Reilly subsidiary and a national discount brokerage firm.  Mr. Quick also serves or has served as a director of a number of publicly held companies and not-for-profit entities.  Mr. Quick’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance and investments, technology and information security, mergers and acquisitions, legal and regulatory and real estate.

Denise Strain - Ms. Strain joined the Board in 2017 and is a member of the Governance and Nominating and Loan Committees.  Ms. Strain has 35 years of experience in the banking industry including most recently as the Managing Director and Senior Tax Counsel of Citigroup Inc.  Ms. Strain currently serves as a member of the Board of Trustees of a not-for-profit educational institution.  Ms. Strain’s experience has provided her with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, mergers and acquisitions, legal and regulatory.

Milbrey Rennie Taylor - Ms. Taylor joined the Board in 2008 and is Chair of the Governance and Nominating Committee and a member of the Compensation Committee.  Ms. Taylor’s experience includes over thirty years in the television news business.  She served as Executive Producer of CBS News Sunday Morning and CBS Weekend News.  Ms. Taylor also served as Vice President of ThirdAge Media, an Internet company partly owned by CBS, Inc.  Ms. Taylor serves and has served as a director of a number of not-for-profit entities.  Ms. Taylor’s experience has provided her with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, strategic planning, business leadership, organizational management and business operations, marketing and public relations.

Walter C. Teagle III - Mr. Teagle joined the Board in 1996, became Chairman of the Board in 2005 and is an ex officio member for all purposes of all Board committees of the Corporation and the Bank.  Mr. Teagle is currently President and owner of Teagle Management, Inc., a private investment firm, Chairman and Director of The Teagle Foundation, Inc. and Managing General Partner of Gulo Capital Partners L.P., a private investment partnership.  Mr. Teagle’s past experience includes a variety of executive and board positions including Managing Director, Groton Partners LLC, a merchant banking firm; Officer and Managing Director, Groton Asset Management LLC, an investment management company; Executive Vice President and Director, Lexent, Inc., a publicly-held infrastructure service provider; and President, Chief Executive Officer, and Director, Metro Design Systems, Inc., an engineering design services firm.  Mr. Teagle has also been a director of not-for-profit entities.  Mr. Teagle’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, finance and investments, technology and information security, and mergers and acquisitions.

Eric J. Tveter - Mr. Tveter joined the Board in 2013 and is Chairman of the Compensation Committee.  He is currently Chief Executive Officer, Central Europe Group, Liberty Global plc.  Prior to that he was Chief Executive Officer of Liberty Global’s Swiss and Austrian Region and Chief Executive Officer of upc cablecom GmbH of Switzerland, a Liberty Global company.  Mr. Tveter has extensive knowledge and experience in the US, UK and European cable industries.  He was President of UK cable operator Telewest Global Inc. and held a range of senior management positions at Time Warner Cable, Comcast Corporation and Cablevision Systems Corporation.  Mr. Tveter was a Non-Executive Board Member of Open TV and served as Chairman of Sightspeed Inc., a video conferencing and communications provider.  Mr. Tveter’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, technology and information security, mergers and acquisitions, real estate, marketing and public relations.

Michael N. Vittorio - Mr. Vittorio has been President and Chief Executive Officer of the Corporation and the Bank since 2003 and is a member of the Loan and Asset Liability Committees of the Bank.  Prior to his employment by the Company in 2002, Mr. Vittorio was employed at J.P. Morgan Chase as Senior Vice President responsible for managing Chase Insurance Agency’s Insurance Brokerage and Advisory Service Business.  Previously he served in various capacities at J.P. Morgan Chase including Senior Credit Officer for Small Business Financial Services, Middle Market Regional Manager and Division Executive in the Small Business/Commercial Division.  Mr. Vittorio also serves or has served as a director of a variety of not-for-profit entities.  Mr. Vittorio’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, mergers and acquisitions, real estate, marketing and public relations.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the Chairman of the Board will be an independent director.  The Board believes that stockholder interests are best served by having a Chairman of the Board who is independent of management and whose exclusive responsibility is the long-term best interest of the Corporation’s stockholders.

Walter C. Teagle III has served as Chairman of the Board since May 2005.  As Chairman, Mr. Teagle organizes the work of the Board and ensures that the Board has access to sufficient information to enable it to carry out its functions, including monitoring the Corporation’s performance and the performance of the Board and management.  The role of the Chairman of the Board includes: (1) presiding over all meetings of the Board and stockholders, including regular executive sessions of the Board in which the Chief Executive Officer, a management director, and other members of management do not participate; (2) establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer; (3) serving as an ex officio member of each board committee and advising with respect to the work of each Board committee; (4) coordinating periodic Board reviews of management’s strategic plan for the Corporation; and (5) coordinating the Compensation Committee annual performance review of the Chief Executive Officer.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is an integral part of Board and Board committee discussions.  The significant risks facing the Corporation are set forth in an Enterprise Risk Management document.  The Corporation’s management team, which includes a Chief Risk Officer, is responsible for identifying, assessing and managing risk and the Board is responsible for risk oversight and fulfills this responsibility primarily through its committees.  In granting authority to management, approving policies and strategies and receiving management reports, the Board and its committees consider, among other things, the risks that the Corporation faces.  For each critical risk, such as credit risk, interest rate risk, liquidity risk, and cybersecurity risk, the Corporation has a formal written policy that is approved by an appropriate Board committee or the full Board.  As reflected in the Corporation’s Corporate Governance Guidelines, the Board and its committees address succession planning risk both in the ordinary course of business and on a contingent basis in case of unexpected events.

The following table sets forth the risk oversight responsibilities of the Board and Board committees.

Board or Board Committee	Risk Oversight Responsibilities
Board of Directors	Strategic, Earnings and Management Succession
Loan Committee	Credit and Allowance for Loan Losses
Asset Liability Committee	Interest Rate, Liquidity, Price, Market and Economic Conditions
Audit Committee	Operational, Regulatory and Legislative, Technology and Cybersecurity, and Income Tax
Governance and Nominating Committee	Reputation, Legal and Board Succession
Compensation Committee	Key Personnel, Compensation and Retention

MEETINGS OF THE BOARD OF DIRECTORS

All of the members of the Board of the Corporation also serve on the Board of the Bank.  The Board of the Corporation held ten regular meetings during 2017.  Each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which such director served.

BOARD COMMITTEES AND MEETINGS

The Board of the Corporation has three standing committees: the Governance and Nominating Committee; the Audit Committee; and the Compensation Committee.  The Board of the Bank also has two standing committees: the Loan Committee and the Asset Liability Committee.

Governance and Nominating Committee

All the members of the Corporation’s Governance and Nominating Committee are independent directors as defined in the Nasdaq Rules.  The members of the Governance and Nominating Committee are Paul T. Canarick, Alexander L. Cover, Howard Thomas Hogan, Jr., Peter Quick, Denise Strain, Milbrey Rennie Taylor and Walter C. Teagle III.  The Committee met five times during 2017.

The Corporation’s Board has adopted a formal written charter for the Governance and Nominating Committee.  A current copy of the charter and the Corporation’s Corporate Governance Guidelines are available on the Corporation’s website by going to www.FNBLI.com,  placing the cursor over “Investor Relations,” then clicking on “Corporate Governance” and then clicking on “Board Governance and Nominating Committee Charter” or “Corporate Governance Guidelines.”

Among other things, the Governance and Nominating Committee is currently responsible for: (1) maintaining the director succession plan; (2) identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders; (3) recommending to the Board written corporate governance guidelines and monitoring compliance with said guidelines; (4) leading the Board in an annual Board self-assessment and reporting to the Board on its own self-assessment and the self-assessments performed by the other Board committees; (5) recommending to the Board, director candidates for each committee; and (6) establishing the director skill sets matrix to evaluate the collective skills of the existing board and to identify skills that may be sought when filling vacancies.

Although the Corporation has a long history of being able to attract and maintain a cohesive Board with the variety of skills necessary to oversee the affairs of the Corporation, the Governance and Nominating Committee will consider director candidates recommended by stockholders.  Submission of candidates may be made in writing at any time.  However, to be considered by the Governance and Nominating Committee for nomination at the 2019 annual meeting, such submissions should be made no later than December 14, 2018 to the Chair of the Governance and Nominating Committee at the Corporation’s address set forth in this proxy statement.  In addition, nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors provided that such nominations are made in accordance with the provisions of the Corporation’s bylaws establishing the information and notice requirements for such nominations.

In addition to interviews, the Governance and Nominating Committee may evaluate potential nominees by reviewing resumes, checking business and/or personal references, and performing background checks as deemed appropriate.  The Corporation has not paid a fee to any third party or parties to assist in identifying or evaluating potential nominees.

Except for Ms. Strain who was appointed by the Board effective December 1, 2017, all of the Class II nominees approved by the Governance and Nominating Committee for inclusion on the Corporation’s proxy card for the Annual Meeting of Stockholders to be held April 17, 2018 are directors standing for re-election.  Ms. Strain’s introduction to the Board was based on the recommendation of a retired non-management director.

Audit Committee

The members of the Audit Committee are Alexander L. Cover, John J. Desmond, Peter Quick and Walter C. Teagle III.  The Committee met eight times during 2017.

The Corporation’s Board has adopted a formal written charter for the Audit Committee.  A current copy of the charter is available on the Corporation’s website by going to www.FNBLI.com,  placing the cursor over “Investor Relations,” then clicking on “Corporate Governance” and then clicking on “Board Audit Committee Charter.”

The Board has determined that all members of the Audit Committee are independent as independence for audit committee members is defined in SEC Rule 10A-3 and the Nasdaq Rules.  The Board has also determined that Alexander L. Cover and John J. Desmond each qualify as an “audit committee financial expert” as that term is defined in Item 407 of Regulation S-K of the Securities and Exchange Commission.  The Board has also determined that all members of the Audit Committee have banking or related financial management expertise.

The responsibilities of the Audit Committee are described under the heading “Audit Committee Report” in this proxy statement.

Compensation Committee

All the members of the Corporation’s Compensation Committee are independent directors as defined in the Nasdaq Rules.  The members of the Compensation Committee are John J. Desmond, Stephen V. Murphy, Milbrey Rennie Taylor, Walter C. Teagle III and Eric J. Tveter.  The Committee met seven times during 2017.

The Corporation’s Board has adopted a formal written charter for the Compensation Committee.  A current copy of the charter is available on the Corporation’s website by going to www.FNBLI.com,  placing the cursor over “Investor Relations,” then clicking on “Corporate Governance” and then clicking on “Board Compensation Committee Charter.”

Among other things, the Compensation Committee is responsible for: (1) implementing and maintaining guiding principles, compensation policies and compensation plans for the CEO, other executive officers and non-management directors and reporting and making recommendations to the Board with respect thereto taking into account market competitive data; (2) recommending to the Board approval of employment agreements for the CEO and other executive officers;  (3) evaluating the performance of the CEO against established goals and objectives and approving for Board ratification the base salary level for the CEO subject to any existing employment agreement; (4) reviewing the CEO’s performance evaluation of the other executive officers of the Corporation and approving for Board ratification the base salary level of each such officer subject to any existing employment agreements; (5) approving for Board ratification cash incentives and bonuses to the CEO and other executive officers pursuant to the Corporation’s incentive compensation plans or otherwise;  (6) setting corporate goals, objectives and compensation plans used to determine cash incentives and bonuses paid to the CEO and other executive officers and equity compensation awarded to the CEO, other executive officers and non-management directors; (7) approving for Board ratification awards of equity compensation to the CEO, other executive officers and non-management directors pursuant to the Corporation’s equity compensation plans or otherwise; (8) recommending to the Board compensation proposals such as the compensation to be paid to the Corporation’s NEOs, say-on-pay, say-when-on-pay or equity incentive plans to be included in the Corporation’s annual proxy statement; (9) reviewing the overall annual salary budget for the Bank’s entire employee population; (10) conducting, or causing to be conducted, at its discretion, a periodic review of the Corporation’s pension, 401(k), supplemental executive retirement and health and welfare plans; (11) reviewing and approving the compensation discussion and analysis included in the Corporation’s annual proxy statement and preparing or causing to be prepared the Compensation Committee Report to be included therein; (12) reviewing executive management’s determination of compensation of non-executive officers of the Corporation including the total amount of incentive compensation to be paid to such officers; and (13) considering the results of the most recent non-binding, stockholder advisory vote on executive compensation and, if deemed necessary, recommending to the Board changes in compensation policies, practices and decisions.

The Compensation Committee administers the Corporation’s equity incentive plan, including selecting directors and officers to whom awards are to be made and determining the timing, duration, amount, type and terms of each award.  Members of the Compensation Committee as well as all other non-employee directors of the Corporation have been eligible for awards of stock-based compensation in the past and it is currently anticipated that they will be eligible for future awards.

In determining an appropriate level of compensation for the CEO, other executive officers and the Board, the Compensation Committee periodically engages an independent compensation consulting firm to gather and help analyze the information necessary to make such determinations.  In 2017, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”), an independent national compensation consulting firm, to conduct a review of the compensation of the Company’s CEO, other executive officers and the Board.  The objective of the review was to provide an assessment of the competitiveness and effectiveness of the Corporation’s compensation programs relative to peer banks.

In performing their review, PM&P worked with the Compensation Committee to develop a custom peer group.  The peer banks are similar in size and scope to the Bank, with average total assets of approximately $4.1 billion.  This average compares to total assets for the Bank of approximately $3.9 billion at year-end 2017.  The peer group consists of eighteen (18) publicly-held bank holding companies located in the Bank’s general geographic area and includes Arrow Financial Corporation, Bridge Bancorp, Inc., Brookline Bancorp, Inc., Bryn Mawr Bank Corporation, Century Bancorp, Inc., CNB Financial Corporation, ConnectOne Bancorp, Inc., Financial Institutions, Inc., First Connecticut Bancorp, Inc., Flushing Financial Corporation, Lakeland Bancorp, Inc., Northfield Bancorp, Inc., OceanFirst Financial Corp., Peapack-Gladstone Financial Corporation, Sun Bancorp, Inc., TrustCo Bank Corp NY, Univest Corporation of Pennsylvania and Washington Trust Bancorp, Inc.  In addition to gathering and analyzing compensation data for the peer group, PM&P also gathered and analyzed peer compensation data from published industry surveys, including their own survey and surveys performed by the American Bankers Association and other nationally recognized compensation consulting firms.  In performing their reviews, PM&P assessed total remuneration and the individual elements of total remuneration including base salary, annual cash incentive compensation, annual equity awards, retirement benefits and perquisites.  Based on their reviews, PM&P provided the Compensation Committee with a comparison of the compensation of the CEO and other executive officers to the market 10th, 25th, 50th, 75th and 90th percentiles.  PM&P also assessed the elements of Board compensation both individually and in the aggregate, including annual retainers, meeting-based fees and fees for chair roles and special meetings.

In addition to the services described above, PM&P was also engaged to perform a review of the structural elements of the Corporation’s executive incentive plan.  The Compensation Committee received a letter from PM&P regarding its independence under the six factors to be considered for such purposes under Nasdaq Rules, assessed the independence of PM&P pursuant to such rules and determined that PM&P is an independent and conflict-free advisor to the Corporation.

The Compensation Committee considers the most recent stockholder say-on-pay advisory vote in reviewing the Corporation’s executive compensation policies, practices and decisions.  The Compensation Committee concluded that no significant revisions were necessary to our executive compensation program as a result of the most recent say-on-pay advisory vote.

Compensation Committee Interlocks and Insider Participation.  No member of the Compensation Committee: (1) was an officer or employee of the Corporation or the Bank; (2) was formerly an officer of the Corporation or the Bank; or (3) had any relationship requiring disclosure by the Corporation under the SEC’s rules governing disclosure of related party transactions.  No executive officer of the Corporation served as a director or member of a compensation committee of another entity, one of whose executive officers served as a member of the Corporation’s Board or Compensation Committee.

Loan Committee of the Bank

The members of the Loan Committee are Paul T. Canarick, Howard Thomas Hogan, Jr., Stephen V. Murphy, Peter Quick, Denise Strain, Walter C. Teagle III and Michael N. Vittorio.  The Committee met four times during 2017.

The Loan Committee is responsible for providing oversight with respect to the Bank’s lending activities.  In this regard, the Committee: (1) oversees credit risk and approves policies that govern lending activities and credit risk management; (2) reviews and ratifies the allowance for loan and lease losses; (3) reviews and approves specific loan transactions where required by policy; and (4) reviews reports from management, internal auditors, the internal loan review function and regulators related to lending activities and credit risk.

Asset Liability Committee of the Bank

The members of the Asset Liability Committee are Paul T. Canarick, Alexander L. Cover, Stephen V. Murphy, Walter C. Teagle III and Michael N. Vittorio.  The Committee met four times during 2017.

The Asset Liability Committee is responsible for providing oversight with respect to the Bank’s achievement of its overall objective of optimizing returns consistent with prudent risk management regarding assets, liabilities, equity and off-balance sheet activities.  In this regard, the Committee: (1) oversees investment risk and approves the investment policy limits and operating guidelines set forth in the Bank’s Investment Policy; (2) oversees the Bank’s investment in and management of bank-owned life insurance and approves the pre-purchase, ongoing monitoring and other requirements set forth in the Bank’s Bank-Owned Life Insurance Policy; (3) oversees interest rate risk and approves the risk limits and operating guidelines set forth in the Bank’s Interest Rate Risk Policy; (4) oversees liquidity risk and approves the risk limits and operating guidelines set forth in the Bank’s Liquidity Policy and Liquidity Contingency Plan; and (5) oversees management’s use, if any, of embedded and stand-alone derivative instruments for purposes of managing interest rate risk.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Board strongly encourages each of its members to attend the Annual Meeting of Stockholders.  In this regard, the Board sets the date for the Annual Meeting of Stockholders to coincide with its April Board meeting.  All directors attended the prior year’s Annual Meeting of Stockholders, which was held on April 19, 2017.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Corporation’s Board does not have a formal process for security holders to send communications to the Board.  The Board believes that a formal process is unnecessary because the Corporation is relatively small and both the Chairman of the Board and the President and CEO, who is also a director, are easily accessible by telephone and mail.

COMPENSATION OF DIRECTORS

Cash Compensation

The Chairman of the Board of the Corporation and the Bank receives an annual retainer for service on both boards.  Non-employee directors of the Corporation receive an annual retainer for service on both boards for attending up to ten meetings per year and a per meeting fee for each meeting in excess of ten.  Annual retainers and per meeting fees for service on both boards in 2017 are shown in the following table.

Board Member	Annual Retainer	Per Meeting Fee
Chairman	$111,000	None
Non-employee Directors	$32,500	$1,250

Non-employee directors of the Corporation and the Bank receive annual retainers for Board committee service as shown in the following table.

Committee	Committee Chair	Committee Member
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Governance and Nominating Committee	$8,000	$4,000
Asset Liability Committee	$10,000	$5,000
Loan Committee	$10,000	$4,000

There are no per meeting fees for standing committee meetings.  Loan Committee members are paid $500 for each Management Loan Committee meeting attended and Ad-Hoc Committee members are paid $500 for each meeting attended.

The Chairman does not receive per meeting fees or committee retainers.  The CEO does not receive retainers or per meeting fees for Board or Board committee service.

Stock-based Compensation

The Corporation’s 2014 Equity Incentive Plan (“2014 Plan”) allows for the granting of equity awards to non-employee directors of the Corporation.  Equity compensation for directors consists of restricted stock units (“RSUs”).  The number of RSUs granted to the Chairman and each non-employee director is in accordance with a methodology approved by the Compensation Committee and ratified by the Board.

RSUs granted prior to 2016 are generally convertible into shares of Common Stock after three years provided certain performance criteria are met (“performance-based RSUs”).  RSUs granted to non-employee directors in 2016, 2017 and 2018 are time-based RSUs that vest ratably and convert into shares of Common Stock over a three-year time period.  The RSUs granted in January 2016 also receive annual cash dividend equivalents at the same rate as the dividends declared by the Board on the Corporation’s Common Stock.  The ability to convert performance-based RSUs into shares of Common Stock after three years and the related conversion ratio is determined in the same manner as for executive officers described in the “Compensation Discussion and Analysis” in this proxy statement.  All outstanding RSUs granted to directors immediately vest upon an involuntary termination following a change in control, total and permanent disability or death.

Retirement Plan

On June 18, 1991, the Board of the Bank adopted The First National Bank of Long Island Retirement Plan for Directors ("Retirement Plan").  Effective December 31, 2000, benefits earned to date under the Retirement Plan were frozen and the ability of directors to earn additional benefits was discontinued.  Upon retirement after attaining the age of sixty (60), each of the current directors who was a director prior to 2001 will receive a credit ("Credit Percentage") of ten percent (10%) multiplied by the number of years of service on the Board through December 31, 2000, not to exceed one hundred percent (100%).  The annual benefit ("Annual Benefit") payable under the Retirement Plan is equal to the monthly Board of Directors’ attendance fee in effect as of December 31, 2000, which was $1,000, multiplied by twelve (12) and then multiplied by the Credit Percentage.  The Annual Benefit is payable in quarterly installments for a period of seven (7) years from the date of retirement ("Payment Period").  In the event of the death of a director or a retired director, the surviving spouse of such director is entitled to receive an annual payment equal to seventy-five percent (75%) of the Annual Benefit, calculated as set forth above, and payable over the remainder of the applicable Payment Period.  Messrs. Canarick, Hogan and Teagle are the only directors participating in the Retirement Plan.

The following table sets forth information concerning the compensation of directors for 2017.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($)	Total ($)	Aggregate Option Awards Outstanding At Year End (#)	Aggregate Stock Awards Outstanding (3) (#)
Paul T. Canarick	50,500	35,000	1,486	86,986	6,272	3,747
Alexander L. Cover	62,750	35,000		97,750	14,569	3,747
John J. Desmond	45,083	35,000		80,083		1,694
Howard Thomas Hogan, Jr., Esq.	43,250	35,000	3,695	81,945	10,118	3,747
Stephen V. Murphy	58,500	35,000		93,500	7,868	3,747
Peter Quick	57,500	35,000		92,500		2,975
Denise Strain (4)	2,708	2,918		5,626		110
Milbrey Rennie Taylor	48,000	35,000		83,000	10,118	3,747
Walter C. Teagle III	111,000	70,000	1,172	182,172	20,231	7,496
Eric J. Tveter	50,500	35,000		85,500		3,747

(1)

The values shown are for time-based RSU awards made in January 2018 based on 2017 service and represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718.  (See Note I "Stock-Based Compensation" to the Corporation's 2017 Consolidated Financial Statements.)

(2)	The change in pension value represents interest on the benefit frozen as of December 31, 2000.
(3)	Includes grants in January 2018 based on 2017 service.
(4)	Ms. Strain was first appointed to the Board effective December 1, 2017.

MANAGEMENT

The following table sets forth information about all executive officers of the Corporation and the Bank as of the date of this proxy statement.

Executive Officers	Age	Present Capacity	Officer Since
Michael N. Vittorio	65	Director, President and Chief Executive Officer of the Corporation and the Bank	2002
Mark D. Curtis	63	Senior Executive Vice President and Chief Financial Officer of the Corporation and the Bank; Treasurer of the Corporation and Cashier of the Bank	1997
Christopher Becker	52	Executive Vice President and Chief Risk Officer of the Corporation and the Bank; Corporate Secretary of the Corporation	2011
Paul Daley	58	Executive Vice President of the Corporation and the Bank; Senior Commercial Banking Officer of the Bank	1996
Richard Kick	60	Executive Vice President of the Corporation and the Bank; Senior Retail Lending Officer, Senior Facilities Administrator and Chief Security Officer of the Bank	1991
Donald L. Manfredonia	66	Executive Vice President of the Corporation and the Bank; Senior Lending Officer of the Bank	1987
Richard P. Perro	52	Executive Vice President of the Corporation and the Bank; Branch Distribution Officer and Deputy Security Officer of the Bank	2002
Christopher Hilton	40	Executive Vice President of the Corporation and the Bank; Commercial Banking Division Executive of the Bank	2017

Mr. Hilton joined the Bank in June 2017 as Senior Vice President and Commercial Banking Division Executive.  On January 1, 2018, Mr. Hilton was promoted to Executive Vice President of the Corporation and the Bank.  Prior to joining the Bank, Mr. Hilton served as Executive Vice President & Chief Credit Officer of Suffolk County National Bank and its holding company, Suffolk Bancorp, until its acquisition by People’s United Bank in April 2017.  Mr. Hilton joined People’s United Bank and served as Senior Credit Officer until May 2017.  Prior to his employment at Suffolk County National Bank, Mr. Hilton served as Executive Vice President & Chief Credit Officer of Empire National Bank and Vice President of its holding company, Empire Bancorp.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE

CORPORATION’S NAMED EXECUTIVE OFFICERS

The compensation paid to our NEOs is disclosed in this proxy statement in the sections entitled “Compensation Discussion and Analysis,” “Compensation of Executive Officers,” “Compensation Pursuant to Plans” and “Employment Agreements.”  We believe that our compensation policies, practices and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term best interests of our stockholders.  Compensation of our NEOs is designed to enable us to attract and retain talented and experienced senior executives to lead the Corporation successfully in a competitive environment.  Stockholders are being asked to cast a non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s NEOs as disclosed in its proxy statement for the April 17, 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and voting on this item will be required for approval.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Corporation, the Compensation Committee or the Board.  The vote will not be construed to overrule any decision by the Corporation, the Compensation Committee or the Board; to create or imply any change to the fiduciary duties of the Corporation, the Compensation Committee or the Board; or to create or imply any additional fiduciary duties for the Corporation, the Compensation Committee or the Board.  However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is a significant vote against the compensation paid to our NEOs as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Board and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the proposal to approve the compensation paid to the Corporation’s named executive officers.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board recommends approval of an amendment of Article Fifth of the Corporation’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from forty million (40,000,000) shares to eighty million (80,000,000) shares.  If approved by the stockholders, Article Fifth of the Corporation’s Certificate of Incorporation would be amended by deleting the first sentence thereof in its entirety, and substituting in lieu thereof the following:

“The aggregate number of shares which this Corporation shall have authority to issue is 80,000,000 shares, par value $0.10 each, which shall be known as ‘Common Stock’.”

The remainder of Article Fifth shall remain unchanged by the proposed amendment.

The Board believes that the proposed increase in the authorized shares of Common Stock is in the best interest of the Corporation and its stockholders.  As of March 1, 2018, the Corporation had 25,018,449 shares of Common Stock issued and outstanding, 2,292,938 shares reserved for issuance under stockholder approved equity plans, and 412,842 shares of Common Stock reserved for issuance pursuant to the Dividend Reinvestment and Stock Purchase Plan that is available to stockholders.  In addition, the Corporation currently intends to register and reserve for issuance and additional 2.5 million shares pursuant to the Dividend Reinvestment and Stock Purchase Plan.

The increase in the number of authorized shares to 80 million would make shares available for issuance from time to time at the discretion of the Board, without further stockholder action except as may be required for a particular transaction by law, or other agreements and restrictions.  The shares would be issuable for any proper corporate purpose, including stock splits and dividends, capital-raising transactions, including the ongoing dividend reinvestment and stock purchase plan and the additional shares that will be registered pursuant thereto, future acquisitions and for equity compensation grants to employees and directors under the Corporation’s equity compensation plans.  In this regard, in 2016 the Corporation effected a 3-for-2 stock split in the form of a stock dividend.  Without an increase in authorized shares of Common Stock, it is possible that the Corporation could not effectuate a similar stock split in future years.  The Board believes that these additional authorized shares will provide the Corporation with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance.  Other than the continuation of our Dividend Reinvestment and Stock Purchase Plan, we do not have specific plans or intentions with respect to capital raising initiatives or acquisition transactions.

If additional shares of Common Stock are issued by the Corporation, it may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management.  The increase in authorized shares of Common Stock has not been proposed in connection with any anti-takeover related purpose and the Board and management have no knowledge of any current efforts by anyone to obtain control of the Corporation or to effect large accumulations of the Corporation’s Common Stock.  Additionally, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing stockholders.

The affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of Common Stock of the Corporation entitled to vote is necessary to approve the proposed amendment.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as a vote against the Proposal.

The Board of Directors recommends a vote FOR approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis included herein and provided pursuant to Item 402(b) of Regulation S-K.

Based on this review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

•	Eric J. Tveter, Chairman
•	John J. Desmond
•	Stephen V. Murphy
•	Milbrey Rennie Taylor
•	Walter C. Teagle III

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (“1933 Act”) or the 1934 Act, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of the compensation awarded to, earned by or paid to the NEOs.  The discussion explains all the material elements of the Corporation’s compensation of the NEOs.  It should be read in conjunction with the other executive compensation disclosures that appear elsewhere in this proxy statement.

Guiding Principles

In designing and maintaining a compensation program for the Corporation’s NEOs, other executive officers and employees, the Compensation Committee adheres to the following guiding principles:

(1)	The compensation program should be principles-based, employ best practices in executive compensation and consider all relevant regulatory guidance regarding sound incentive compensation policies.
(2)

The compensation program should be designed and supervised by the Compensation Committee with, as needed, the assistance of independent compensation consultants, legal counsel and other advisors who have significant experience in risk management, compensation practices and legal matters in the financial services industry.

(3)

The Compensation Committee should consist entirely of independent directors and operate under a charter adopted by the Board that clearly defines its duties and responsibilities.  Significant approvals by the Compensation Committee regarding the provisions of the executive compensation program and awards thereunder should be ratified by the full Board.

(4)

A significant portion of executive compensation awarded under the program should be directly tied to corporate performance and thereby closely aligned with the interests of stockholders.  The corporate performance levels necessary to earn threshold, target and maximum cash incentive and equity awards should be determined by the Compensation Committee and should not encourage inappropriate risks that could lead to material financial loss to the Bank.

(5)

The compensation program should enable the Corporation to attract and retain highly skilled professionals in each necessary discipline (i.e., executive, financial, lending, operations, risk management).

(6)

Compensation paid should be appropriately balanced between short and long-term components.  The short-term components should primarily consist of base salary and cash incentive compensation and the long-term components should be equity awards that vest over time as well as retirement benefits.

(7)

The competitiveness of total direct compensation, which consists of base salary, cash incentive and equity awards, should be tested regularly by a comparison to: (1) a group of peer banks selected by the Compensation Committee that are similar in size and scope to the Corporation; and (2) amounts published in compensation surveys for the banking industry conducted by nationally recognized independent compensation consulting firms.

(8)	The compensation program should achieve internal equity among the Corporation’s executive officers.
(9)	Retirement benefits should be market competitive and evaluated based on the percentage of the executive’s income replaced in retirement.
(10)

Payments upon a change in control or termination should be market competitive, reasonable in amount and designed to ensure that the executive officers of the Bank are not significantly harmed nor unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank, that may be in the best interests of the Corporation’s stockholders.

(11)

The Compensation Committee should identify those employees, whether they are executive officers or otherwise, who could potentially expose the Corporation to material amounts of risk.  The compensation of such employees should be designed to discourage imprudent risk taking and contain maximum incentive amounts that do not represent windfalls.

(12)	Clawbacks should be utilized within the compensation program in accordance with our clawback policy and applicable law.
(13)	Retention of vested or exercised equity awards should be required until stock ownership guidelines are met.
(14)	Employees, whether they are executive officers or otherwise, should be prohibited from hedging the value of equity compensation that vests over time.
(15)	Performance goals should be established by the Compensation Committee and ratified by the full Board.
(16)	Achievement of performance goals should be certified by the Compensation Committee prior to the payment of awards.

Objectives of the Executive Compensation Program

The Corporation’s executive compensation program is designed to enable the Corporation to attract and retain talented executive officers necessary to safely and successfully operate and grow the Bank.  The executive compensation program promotes sound risk management and long-term value creation for our stockholders.

What the Executive Compensation Program is Designed to Reward

Certain elements of the executive compensation program are intended to reward current performance.  By offering long-term equity compensation, the executive compensation program is also designed to reward executive officers who help maximize long-term financial performance and earnings growth of the Corporation.

Elements of Executive Compensation

The executive compensation program consists of four basic components: (1) base salary; (2) annual cash incentive compensation; (3) equity awards; and (4) other noncash compensation, consisting primarily of retirement benefits and reasonable perquisites.

Why We Choose To Pay Each Element of Executive Compensation

Base Salary.  The Compensation Committee believes that base salary for a named executive officer should compensate the officer for the skills and effort required to perform the officer’s day-to-day responsibilities, taking into account the size and complexity of the Company.

Annual Cash Incentive Compensation.  The Compensation Committee has included annual cash incentive compensation in the executive compensation program as a means to incent executive officers to optimize corporate performance through, among other things, the achievement of annual corporate goals set forth in the Corporation’s strategic plan.  Our Compensation Committee recommended, the Board adopted and the stockholders approved the 2016 Cash Incentive Plan, which provides the opportunity for a cash incentive payment based upon the achievement of corporate and individual goals.

Equity Awards.  The Compensation Committee uses equity awards granted under the Corporation’s equity incentive plan as a means to incent executive officers to optimize corporate performance over an extended time-period.  Equity awards, together with retirement benefits, are the longer-term components of executive compensation.

Other Noncash Compensation.  Other noncash compensation consists of: (1) retirement benefits paid under the Bank’s defined benefit pension plan (“Pension Plan”), 401(k) Plan and Supplemental Executive Retirement Plan (“SERP”); and (2) noncash fringe benefits not available to the general employee population of the Bank.  Noncash fringe benefits, other than those available to the general employee population at the Bank, include the personal use of business automobiles and a country club membership for the CEO.

Retirement benefits provided by the Corporation’s Pension and 401(k) Plans are intended to encourage the NEOs to maintain their employment with the Corporation and maximize long-term corporate performance.  The SERP, of which the CEO is the only participant, provides the additional pension and 401(k) benefits that the CEO would receive in the absence of Internal Revenue Code provisions which limit the amount of compensation that can be considered in determining retirement benefits to be paid under the Bank’s tax-qualified retirement plans.  The SERP is explained in the “PENSION BENEFITS” section of this proxy statement.  A country club membership is provided to the CEO to aid him in developing and retaining business.  Business automobiles are provided to all of the Bank’s executive officers as a competitive perquisite and as an alternative to reimbursing such officers for mileage driven on account of business conducted on behalf of the Corporation.

How We Determine The Amount To Pay For Each Element of Executive Compensation

The total compensation paid by the Corporation to each of the NEOs is based on a variety of factors including: (1) the Company’s recent and expected future overall financial performance; (2) current economic conditions and the effect thereof on the Company’s performance and that of its peers; (3) the executive officer’s experience and tenure in his or her current position, years of service to the Bank, scope of responsibilities, leadership ability, compensation relative to the Company’s other executive officers, recent and expected future performance, and contributions to corporate performance; (4) a comparison of total compensation and each element of compensation paid to the executive to compensation amounts paid by peer banks to executives with similar roles and compensation amounts set forth in published industry surveys for executives with similar roles; and (5) the most recent stockholder advisory vote on executive compensation.  As previously discussed, comparative compensation studies are performed and updated on a periodic basis by an independent compensation consulting firm engaged by and working under the direction of the Compensation Committee.

Base salary for the CEO is reviewed by the Compensation Committee on an annual basis.  The Compensation Committee also performs an annual review of the base salary recommendations made by the CEO for the Company’s other NEOs.  Each executive officer does not necessarily receive an increase in base salary each year.  In reviewing each named executive officer’s base salary, the Compensation Committee considers the amounts paid by peer banks, the amounts set forth in compensation surveys performed by nationally recognized independent compensation consulting firms and the Corporation’s overall budget for base salary increases.  Regular annual salary increases for 2017 for the NEOs ranged from 3.3% to 14.3% and averaged 6.9%.

For the Corporation’s CEO and the Senior Executive Vice President, annual cash incentive compensation has been based entirely on corporate performance measured by net income, ROA and bank safety.  Cash incentive compensation for the other NEOs, except Mr. Daley, has  been based on a combination of corporate and personal performance, with corporate performance weighted 80% and personal performance weighted 20%.  For Mr. Daley, cash incentive compensation has also been based on a combination of corporate and personal performance, with corporate performance weighted 50% and personal performance weighted 50%.  Personal performance is measured by the achievement of goals, monetary and nonmonetary, assigned to the NEO.

The following table sets forth the range of annual cash incentive compensation for 2017 under the 2016 Cash Incentive Plan assuming that the Corporation achieved threshold, target and maximum levels of performance and, where applicable, the NEO achieved threshold, target and maximum levels of performance with respect to personal goals.  Each NEO’s cash incentive target for 2017 was a percentage of base salary as determined by the Compensation Committee.  Achievement of corporate and where applicable personal performance levels greater than the threshold level but less than the maximum level results in a cash incentive payment that is proportionately greater than the threshold level of incentive but less than the maximum level of incentive.

NEO	Threshold ($)	Target ($)	Maximum ($)
Michael N. Vittorio	104,210	245,200	297,305
Mark D. Curtis	55,573	130,760	158,547
Christopher Becker	34,746	91,438	106,982
Richard Kick	38,374	95,935	121,837
Paul Daley	34,978	93,275	127,087

Equity incentive compensation for the NEOs has primarily consisted of performance-based RSUs, but has also occasionally included smaller amounts of time-based RSUs.  The receipt of performance-based RSUs has  been based entirely on corporate performance measured by the same metrics used for cash incentive compensation and the receipt of time-based RSUs has  been based on the discretion of the Compensation Committee after considering, among other things, the strength and consistency of the Corporation’s performance over an extended period of time. Performance-based RSUs granted before January 2018 vest and convert into shares of Common Stock based on the satisfaction of net income and ROA performance metrics for the final year of the three calendar year performance period beginning with the year in which the RSUs were awarded.  Two-thirds (2/3) of the RSUs granted in January 2018 are performance-based and one-third (1/3) are time-based. One-third (1/3) vests and converts into shares of Common Stock based on the satisfaction of net income and ROA performance metrics for 2018, one-third (1/3) vests and converts based on the satisfaction of net income and ROA performance metrics for 2019 and the final one-third (1/3) vests and converts three years from the date of grant. Multi-year performance periods for the performance-based RSUs encourages long-term strategic focus.

For outstanding performance-based RSUs granted before January 2017, the threshold level of performance will result in a conversion ratio of one RSU for one-half (½) share of Common Stock and performance at or above the target level will result in a conversion ratio of one RSU for one share of Common Stock.  Performance greater than the threshold level but less than the target level will result in a conversion ratio proportionately greater than one RSU for one-half (½) share of Common Stock but less than one RSU for one share of Common Stock.  If performance falls below the threshold level, the RSUs will expire and not be convertible into shares of the Corporation’s Common Stock.  Unlike previous RSU grants, performance-based RSUs granted in January 2017 and 2018 have upside conversion potential in that a maximum level of performance will result in a conversion ratio of one RSU for one-and-one-quarter (1¼) and one-and-one-half (1½) shares of Common Stock, respectively.  Performance greater than the threshold level but less than the maximum level will result in a conversion ratio proportionately greater than one RSU for one-half (½) share of Common Stock but less than one RSU for one-and-one-quarter (1¼) or one-and-one-half (1½) shares of Common Stock.  The maximum level of performance for RSUs granted before January 2018 has been 125% of the target level, whereas the threshold level of performance has been 75% of the target level.  For the RSUs granted in January 2018, the maximum level of performance is 115% of the target level, whereas the threshold level of performance is 80% of the target level.  For the RSUs granted before January 2018, exceeding the target level of performance by 25% results in vesting 25% more than the target level of shares, while falling 25% short of the target level of performance results in vesting 50% less than the target level of shares.  For the RSUs granted in January 2018, exceeding the target level of performance by 15% results in vesting 50% more than the target level of shares, while falling 20% short of the target level of performance results in vesting 50% less than the target level of shares.  Falling short by more than 25% for the prior RSU grants and 20% for the January 2018 grant results in expiration of the RSUs without any vesting of the target level of shares.  The punitive impact of falling short of the target level of performance and the upside potential for exceeding the target level of performance is designed to encourage senior management to outperform.  In setting threshold, target and maximum levels of performance and related payouts, the Compensation Committee has considered, among other things, performance and payout levels for the Corporation’s peer banks.

Over the last three years, cash incentive compensation for the NEOs as a group has averaged approximately one-third (1/3) of total incentive compensation, while equity incentive compensation has averaged approximately two-thirds of total incentive compensation.

By their terms, all outstanding performance-based RSUs held by NEOs immediately vest in the event of an involuntary termination following a change in control, total and permanent disability, as defined, or death and for those performance-based RSUs granted in January 2018, immediately vest in the event of retirement.  For performance-based RSUs granted before January 2018 to NEOs, other than the CFO, in the event of retirement, and in order to qualify as tax-deductible performance-based compensation under the pre-2018 provisions of Section 162(m) of the Internal Revenue Code, vesting can only occur upon completion of the related performance period and attainment of the relevant performance criteria.  The performance-based RSUs granted to the CFO before January 2018 immediately vest in the event of retirement because the CFO is exempt from the pre-2018 provisions of Section 162(m).  All outstanding time-based RSUs granted to NEOs immediately vest in the event of an involuntary termination following a change in control, total and permanent disability, as defined, or death, and, unlike many of the performance-based RSUs, also immediately vest in the event of retirement.  For a further discussion of the tax-deductibility of executive compensation, see Tax Deductibility of Executive Compensation section of this proxy statement.

The value of a RSU realized at vesting can be more or less than its grant date fair value if the Common Stock price at the date of vesting is more or less than its fair market value on the date of grant or the aggregate conversion ratio described above is more or less than one RSU for one share of Common Stock.

The following table sets forth the range for the grant date fair value of performance-based equity incentive compensation for 2017 performance assuming that the Corporation achieved threshold, target and maximum levels of performance.  Achievement of corporate performance levels greater than the threshold level but less than the maximum level has resulted in a grant of equity awards that is proportionately greater than the threshold grant of equity awards but less than the maximum grant of equity awards.

NEO	Threshold ($)	Target ($)	Maximum ($)
Michael N. Vittorio	234,473	551,700	668,936
Mark D. Curtis	79,192	186,333	225,929
Christopher Becker	47,743	112,338	136,209
Richard Kick	58,246	137,050	166,173
Paul Daley	51,568	114,595	140,379

The following table sets forth the performance metrics and weights established by the Compensation Committee for use in determining cash incentives paid in January 2018 for 2017 performance and grants of performance-based equity incentive compensation in January 2018 for 2017 performance along with the Corporation’s actual 2017 performance with respect to each metric.

Metric	Weight (1)	Threshold	Target	Maximum	Actual Results
Net Income	50%	$25,574,000	$34,099,000	$42,624,000	$35,122,000
ROA	35%	0.70%	0.93%	1.16%	0.95%
Bank Safety Rating	15%	N/A	Meets Standard	N/A	Meets Standard
(1)	The weights for each metric shown in the table apply to all NEOs except for Mr. Daley. For Mr. Daley the weights for each metric are 45% for Net Income, 45% for ROA and 10% for Bank Safety Rating.

The following table sets forth performance-based cash incentive compensation earned in 2017 and the grant date fair value of performance-based equity incentive compensation earned in 2017.

NEO	Cash Incentive ($)	Equity Awards ($)	Total ($)
Michael N. Vittorio	250,742	564,160	814,902
Mark D. Curtis	133,715	190,538	324,253
Christopher Becker	91,742	114,875	206,617
Richard Kick	95,338	140,158	235,496
Paul Daley	89,057	117,183	206,240

In the future the Compensation Committee may use different metrics to measure corporate performance such as earnings per share, return on average stockholders’ equity or the efficiency ratio, or may change the weights applied to each metric.

The Compensation Committee believes that total target remuneration for executive officers should be market competitive, benchmarked to the 50th percentile of the Bank’s peer group and take into consideration individual and corporate performance and tenure.  In performing their 2017 review of executive compensation, PM&P compiled compensation data from the proxy statements of the Corporation’s custom peer group and from published industry surveys and, based on this data, calculated percentile amounts against which total compensation for the Company’s NEOs could be compared.  The PM&P study showed that total target compensation for all NEOs ranged from the 19th to the 54th percentile.

Termination and Change in Control Payments

Each of the NEOs has an employment agreement with the Corporation that provides for severance compensation in the event that the executive is terminated by the Board without cause or terminates his employment for Good Reason, as defined, whether or not such termination occurs in connection with a change in control (see Employment Agreements section of this proxy statement).  These provisions are designed to insure, among other things, that the NEOs are not significantly harmed or unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank that may be in the best interests of the Corporation’s stockholders.  In determining the severance arrangement for the CEO and each of the other NEOs, the Compensation Committee considered the severance arrangements offered by peer banks to their NEOs.

Impact of Accounting and Tax Treatment of Certain Elements of Compensation

The Compensation Committee has granted non-qualified stock options (“NQSOs”) and RSUs as equity compensation.  NQSOs and RSUs are advantageous from the Corporation’s standpoint because the Corporation records a book tax benefit for the compensation cost recognized for financial statement reporting purposes under FASB ASC Topic 718 and receives a tax benefit upon the exercise of in-the-money NQSOs and the vesting of RSUs.

Tax Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) limits the tax deductibility of compensation paid to any covered employee to $1 million per year.  The Tax Cuts and Jobs Act (the “Act”) was signed into law on December 22, 2017 and amends Section 162(m) to treat all NEOs as covered employees (previously the CFO was not a covered employee) and to eliminate the exclusion of qualified performance-based compensation in determining compensation subject to the $1 million limitation.  In addition, the Act provides “grandfathered” treatment for qualified performance-based compensation in excess of $1 million that meets the requirements of Section 162(m), is payable pursuant to a written binding contract in effect as of November 2, 2017 and is not modified in any material respect.  We believe that most of the compensation paid to the NEOs as a group through year-end 2017 was deductible under the applicable provisions of Section 162(m).  A number of requirements must be met for particular compensation to qualify for tax deductibility, so there can be no assurance that incentive compensation paid to the NEOs will be fully deductible in all circumstances.

The Compensation Committee will consider the impact of the Act on the design of our executive compensation programs going forward.  While the Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit under Code Section 162(m), the Compensation Committee’s practice is to structure compensation programs offered to the NEOs with a view towards maximizing tax deductibility of amounts paid.  However, in structuring compensation programs, the Compensation Committee considers a variety of factors, including the Corporation’s tax position, the materiality of the payments and tax deductions involved and the need for flexibility to address unforeseen circumstances.  After considering these factors, the Compensation Committee may decide to authorize payments, all or part of which may be nondeductible for federal income tax purposes.

Role of Executive Officers In Determining Executive Compensation

The Compensation Committee approves the proposed compensation of executive officers after considering, among other things, executive compensation studies periodically performed by independent compensation consulting firms.  From time to time, the Chief Executive Officer and Chief Financial Officer have served as a resource to the Compensation Committee in gathering the information necessary to make such compensation determinations.  However, these officers do not have a policy-making role with respect to determining the amount or form of executive compensation and do not participate in Compensation Committee deliberations regarding their own compensation.

Compensation Policies and Practices As They Relate To Risk Management

The Corporation has a written incentive-based compensation policy that sets forth governance roles for the Compensation Committee, senior management and the Corporation’s internal auditors.  The policy is reviewed annually by the Compensation Committee, modified if deemed appropriate and approved.  The purpose of the policy is to ensure that the Corporation’s incentive-based compensation arrangements, or any feature of any such arrangement, do not encourage executive officers or employees to: (1) expose the Corporation to inappropriate risks by providing such persons with excessive compensation, fees or benefits; or (2) take inappropriate risks that could lead to material financial loss to the Corporation.  Pursuant to this policy, the Corporation’s incentive-based compensation arrangements are required to: (1) balance risk and financial rewards, through such things as risk adjustments of awards, deferral of payments, longer performance periods and/or reduced sensitivity to short-term performance; (2) be compatible with effective internal controls and risk management; and (3) be supported by strong corporate governance, including active and effective oversight by the Compensation Committee.  The Compensation Committee has determined that the Company’s compensation policies and practices for its employees, including non-executive officers, are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines and Equity Award Retention Policy

As a condition to receiving equity awarded under the Corporation’s equity incentive plan each director and executive officer shall enter into an agreement with the Company providing that any stock acquired from the exercise of stock options or the vesting of equity awards, net of the disposition of shares for tax withholding requirements, must be held until stock ownership requirements are met.

Each director of the Corporation is required to have beneficial ownership of shares of Common Stock of the Corporation with a current market value equal to three (3) times cash retainers, which includes Committee retainers and per meeting fees.  The CEO of the Corporation is required to have beneficial ownership of shares of common stock of the Corporation with a current market value equal to three (3) times his or her current base salary.  Each other executive officer of the Corporation is required to have beneficial ownership of shares of common stock of the Corporation with a current market value equal to one (1) times his or her current base salary.  All ownership requirements need to be met as follows: (1) within five years of becoming a director or executive officer; (2) within five years of an increase in ownership requirements for the incremental increase only; or (3) within three years of falling out of compliance with these requirements due to compensation increases or fluctuations in market value.

Clawback Policy

The Corporation has a clawback policy to enable the Company to recover any bonus or incentive compensation awarded or paid to the Company’s executive officers if: (1) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric, and (2) the amount of the incentive compensation, as calculated under restated financial results, is less than the amount actually paid or awarded under the original financial results.

Anti-Hedging Policy

Directors, NEOs, other officers and employees are prohibited from hedging the Corporation’s securities with the use of financial instruments (including prepaid variable forward contracts, equity swaps, calls, puts, collars, and exchange funds) that offset a decrease in the market value of the Company’s equity securities and any other transaction with comparable economic consequences.

Shareholder Advisory Vote on Compensation

The Compensation Committee considers the results of the annual say-on-pay stockholder advisory vote on the compensation paid to NEOs.  To the extent there is a significant vote against the compensation paid to our NEOs, the Compensation Committee will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.  At the 2017 Annual Meeting of Stockholders, there was substantial support for the say-on-pay proposal.  After a comprehensive market review and in light of strong stockholder support, the Compensation Committee concluded that no significant revisions were necessary to our executive compensation program.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information with respect to the aggregate compensation paid, earned or awarded for the years ended December 31, 2017, 2016 and 2015 to the CEO, CFO and each of the additional three most highly compensated executive officers of the Bank.  All compensation information is provided pursuant to the Securities and Exchange Commission executive compensation disclosure rules for proxy statements.  All of the listed officers are also officers of the Corporation but received salaries only from the Bank.

Summary Compensation Table

	Year	Base Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Name and Principal Position		($)	($)	($)	($)	($)	($)	($)
Michael N. Vittorio	2017	613,000	15,000	564,160	250,742	189,022	37,285	1,669,209
Director, President	2016	566,000	—	650,760	197,469	233,752	130,357	1,778,338
and CEO	2015	547,000	—	508,508	172,067	138,031	131,544	1,497,150

Mark D. Curtis	2017	326,900	12,500	190,538	133,715	176,230	16,157	856,040
Senior Executive Vice	2016	299,400	—	255,817	96,066	71,551	16,228	739,062
President, Chief Financial	2015	284,400	15,000	171,111	83,630	27,377	16,319	597,837
Officer and Treasurer

Christopher Becker	2017	261,250	10,000	114,875	91,742	53,867	14,910	546,644
Executive Vice President,	2016	231,500	—	148,925	72,087	30,911	9,571	492,994
Chief Risk Officer and	2015	212,000	—	91,321	60,079	18,249	12,513	394,162
Corporate Secretary

Richard Kick	2017	274,100	10,000	140,158	95,338	174,351	12,951	706,898
Executive Vice President	2016	265,100	—	193,111	84,115	107,516	12,228	662,070
	2015	257,100	—	138,426	77,826	1,383	16,751	491,486

Paul Daley	2017	266,500	10,000	117,183	89,057	168,428	16,595	667,763
Executive Vice President	2016	258,000	—	166,631	79,074	106,277	13,859	623,841
	2015	251,000	—	111,493	77,700	25,763	13,243	479,199

(1)

The amounts shown for each year represent RSU grants based on performance for that year but granted subsequent to the close of the year.  The aggregate grant date fair values are computed in accordance with FASB ASC Topic 718.  The values shown for 2016 include time-based RSUs that were a discretionary grant by the Compensation Committee after considering, among other things, the Corporation’s strong financial performance for 2016 and its consistent earnings growth over an extended period of time.  (See Note I "Stock-Based Compensation" to the Corporation's 2017 Consolidated Financial Statements.)

(2)	The amounts shown for each year represent cash incentive compensation earned based on performance for that year but paid subsequent to the close of the year.
(3)

The amounts reported are computed in accordance with FASB ASC Topic 715 and reflect the actuarial increase in the present value at year end compared to the prior year end of the NEO’s benefits under all defined benefit pension plans.  (See Note J "Retirement Plans" to the Corporation's 2017 Consolidated Financial Statements.)  The Corporation applies the “no negative number” position for reporting the change in pension value.  The fluctuations are primarily attributable to movement in the actuarial discount rate.  In 2015 through 2017 the discount rates were 4.54%, 4.40% and 3.93%, respectively.

(4)

The components of the 2017 amounts shown in the “All Other Compensation” column are set forth in the table that follows.  The 401(k) SERP contributions shown in the table that follows are also reported in the “Nonqualified Deferred Compensation Table” appearing elsewhere in this proxy statement.  The “All Other Compensation” column does not include the incremental cost to the Corporation of providing the NEOs with group term life and health insurance benefits, because such benefits do not discriminate in scope, terms or operation in favor of the NEOs and are available generally to all employees.

All Other Compensation Table

	Perquisites and Other Personal Benefits
	Personal Use of Business Auto	Personal Use of Country Club	Tax Gross Up on SERP Contributions and Tax Reimbursements (1)	401(k) Matching Contributions and 401(k) SERP Contributions	Total
Name	($)	($)	($)	($)	($)
Michael N. Vittorio	8,223	—	10,672	18,390	37,285
Mark D. Curtis	8,057	—	—	8,100	16,157
Christopher Becker	7,450	—	—	7,460	14,910
Richard Kick	4,851	—	—	8,100	12,951
Paul Daley	8,602	—	—	7,993	16,595

(1)

The Bank has a legacy SERP for the CEO that is explained in the “PENSION BENEFITS” section of this proxy statement.  The CEO’s participation in the legacy SERP began upon his tenure as CEO of the Corporation and the Bank in 2004.  Except for this one legacy SERP, the Board has adopted a prohibition of tax gross-up arrangements and has included this prohibition in the Corporation’s published Corporate Governance Guidelines.

The Compensation Committee believes that each named executive officer’s total compensation is appropriately balanced between currently paid out and deferred compensation, with deferred compensation consisting of equity awards that vest over time and retirement benefits provided under the Corporation’s 401(k), Pension and SERP plans.

Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of annual total compensation of the Corporation’s CEO to the annual total compensation of the Corporation’s median paid employee, excluding the CEO.

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u).

In identifying the Corporation’s median paid employee, the Corporation utilized the year-to-date compensation of each full-time and part-time permanent employee from the twenty-sixth bi-weekly payroll of 2017 paid on December 22nd.  There were no seasonal or temporary employees on that payroll.  Compensation for this purpose includes regular earnings plus overtime, Saturday pay, commissions, cash incentives and stock-based compensation.  The earnings of employees included on the December 22nd payroll that were employed for less than a full year in 2017 were converted to a twenty-six bi-weekly payroll equivalent. Full-time equivalent adjustments were not made.

The 2017 annual total compensation of our CEO and median paid employee was determined under Item 402 of Regulation S-K and was $1,669,209 and $59,360, respectively.  The CEO’s annual total compensation for 2017 was 28 times that of the annual total compensation for 2017 of the median paid employee.

COMPENSATION PURSUANT TO PLANS

Equity Incentive Plans

The Corporation has awards outstanding under the 2006 Stock Compensation Plan (“2006 Plan”) and the 2014 Plan.  Currently, awards can only be granted under the 2014 Plan, which was approved by the Corporation’s stockholders on April 22, 2014 as a successor to the 2006 Plan.  The 2014 Plan gives the Board flexibility to attract and retain highly qualified officers and directors by offering a competitive compensation program.  Equity awards align the interests of our directors and management with the interests of our stockholders by potentially increasing the ownership interests of directors and officers in our Common Stock.

Awards under the 2014 Plan may be granted as incentive and non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units or any combination thereof.  Substantially all awards granted under the 2014 Plan have been restricted stock units with performance or time-based vesting, while awards granted under the predecessor plan consisted of a combination of nonqualified stock options and restricted stock units.

The following table presents the number of shares of Common Stock to be issued upon the exercise of outstanding stock options and vesting of RSUs, and the number of shares of Common Stock remaining available for future issuance under the 2014 Plan, as of December 31, 2017, adjusted to reflect 72,128 RSUs granted in January 2018 based on 2017 performance.  The table also presents the weighted average exercise price of outstanding stock options as of December 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under the 2014 Plan (2)
Equity compensation plans approved by security holders	506,069	$11.35	1,861,691

(1)	Includes 346,262 RSUs. The weighted-average exercise price does not take these awards into account.
(2)	Of these shares, 382,321 are available to be granted as restricted stock or RSUs.

The Corporation does not have any equity compensation plans that have not been approved by stockholders.

The following table sets forth information regarding the grant of plan-based awards during 2017, both cash and equity, to the NEOs.

Grant Of Plan Based Awards

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Michael N. Vittorio	1/27/17	104,210	245,200	297,305	234,473	551,700	668,936
Mark D. Curtis	1/27/17	55,573	130,760	158,547	79,192	186,333	225,929
Christopher Becker	1/27/17	34,746	91,438	106,982	47,743	112,338	136,209
Richard Kick	1/27/17	38,374	95,935	121,837	58,246	137,050	166,173
Paul Daley	1/27/17	34,978	93,275	127,087	51,568	114,595	140,379

(1)

The amounts shown represents cash incentive compensation that could have been earned by the named executive officer in 2017 under the Corporation’s incentive compensation plan.  The actual amount paid to each named executive officer in February 2018 based on 2017 performance is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this proxy statement.

(2)

The amounts shown represents the RSU awards, denominated in dollars, that could have been earned by the NEOs in 2017.  The actual amounts earned in 2017 were awarded in January 2018 in the form of RSUs under the 2014 Plan and are included in the “Stock Awards” column for 2017 of the “Summary Compensation Table” in this proxy statement.  Two-thirds (⅔) of the RSUs granted in January 2018 are performance-based and one-third (⅓) are time-based.  One-third (⅓) vests and converts into shares of Common Stock based on the satisfaction of net income and ROA performance metrics for 2018, one-third (⅓) vests and converts based on the satisfaction of net income and ROA performance metrics for 2019 and the final one-third (⅓) vests and converts three years from the date of grant.

The following table sets forth information regarding outstanding equity awards for the NEOs at December 31, 2017, as updated to include grants in January 2018 based on 2017 performance.

Outstanding Equity Awards

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
Michael N. Vittorio					86,612	2,468,442
Mark D. Curtis	10,029		11.14	1/18/20
	10,629		12.90	1/24/21
					30,602	872,157
Christopher Becker					17,509	499,007
Richard Kick	12,720		9.96	1/19/19
	9,705		11.14	1/18/20
	10,215		12.90	1/24/21
					23,475	669,038
Paul Daley					19,578	557,973

(1)

Represents the maximum number of shares into which outstanding RSUs can potentially be converted.  At December 31, 2018 and 2019, 77,412 and 76,703, respectively, performance-based RSUs may vest based on net income and ROA performance goals, each with a 50% weight as established by the Compensation Committee.  Additionally, in January 2018, 2019, 2020 and 2021, 3,166, 3,167, 3,167 and 14,161, respectively, time-based RSUs will vest.

(2)	Represents the value of the maximum number of shares into which RSUs can potentially be converted based on the closing price of the Common Stock on December 31, 2017 of $28.50.

The following table sets forth information for the NEOs for 2017 regarding stock options exercised and stock awards acquired on vesting during the year.

Stock Option Exercises And Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Michael N. Vittorio	1,818	26,546	19,643	559,826
Mark D. Curtis	12,843	236,458	9,641	274,769
Christopher Becker	—	—	6,879	196,052
Richard Kick	14,981	313,522	8,624	245,784
Paul Daley	875	13,895	7,642	214,281
(1)	The value realized on stock option exercises is the difference between the closing market value on the day preceding the exercise date and the amount paid to exercise the options.
(2)	The value realized on vesting represents the market value on December 31, 2017 of $28.50 or earlier vesting date.

PENSION BENEFITS

The Bank has a tax-qualified defined benefit pension plan and maintains the related SERP described hereinafter.  The following table sets forth the present value of accumulated benefits under the Pension Plan as of December 31, 2017, under the pension portion of the SERP as of September 30, 2017, and the number of years of credited service for each named executive officer through December 31, 2017.  No pension benefits were distributed to the NEOs during 2017.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit (1) ($)
Michael N. Vittorio	Tax-qualified defined benefit pension plan	14.42	764,465
	Supplemental Executive Retirement Plan	14.42	1,069,628
Mark D. Curtis	Tax qualified defined benefit pension plan	20.00	1,165,065
Christopher Becker	Tax qualified defined benefit pension plan	5.83	165,055
Richard Kick	Tax qualified defined benefit pension plan	25.75	1,338,181
Paul Daley	Tax qualified defined benefit pension plan	20.83	938,131

(1)

The actuarial assumptions used in determining the present value of the accumulated benefit for each named executive officer under the Pension Plan are set forth in Note J “Retirement Plans” to the Corporation’s 2017 Consolidated Financial Statements.  With respect to the SERP, the present value of the accumulated benefit is equal to the estimated purchase price of a deferred annuity on September 30, 2017 and starting at age 65.

Pension Plan

Employees, including the NEOs, who are over 21 years of age and have been employed by the Bank for more than one year, are eligible to participate in the Pension Plan.  Compensation used to determine benefits includes base salary, commissions, cash incentive compensation and taxable fringe benefits, but excludes employer contributions to the 401(k) Plan, amounts realized from the exercise of nonqualified stock options, amounts realized from the conversion of restricted stock units into shares of stock and amounts realized from the sale, exchange or other disposition of stock.  Employees that elect to participate in the Pension Plan make contributions of 2% of their compensation used to determine benefits.  Employees become fully vested in the Pension Plan after 5 years of service with the Bank and 4 years of participation in the Pension Plan (no vesting occurs during that 5-year period) or, for employees hired before February 28, 2011, upon attainment of age 55.  The normal retirement age is 65.  For benefits earned through February 28, 2011, early retirement with an unreduced benefit is available at age 62, provided that at least 10 years of vesting service had been completed by age 62 and employment by the Bank began at age 55 or prior.  Early retirement with a reduced benefit is available beginning at age 55.  For benefits earned through February 28, 2011, the reduction is equal to 3% per year for each year that early retirement precedes age 65, or age 62 provided that at least 10 years of vesting service have been completed by age 62 and employment began at age 55 or prior.  For benefits earned after February 28, 2011, the reduction is based on actuarial equivalence.

Upon retirement, each participant with a spouse is paid a benefit in the form of a joint and survivor annuity.  Participants without a spouse are paid a benefit in the form of a single life annuity guaranteed for sixty (60) months.  All participants, whether with or without a spouse, may elect optional forms of benefit payments.  For all participants, the annuity benefit is an amount equal to the sum of: (1) the participant’s Average Annual Compensation multiplied by the product of 1.75 percent and the participant’s credited years of service through February 28, 2011; plus (2) the participant’s Average Annual Compensation multiplied by the product of 1.50 percent and the participant’s credited years of service after February 28, 2011, with total years of credited service under clauses “1” and “2” limited to a maximum of 35 years; plus (3) 1.25 percent of Average Annual Compensation multiplied by the participant’s credited years of service in excess of 35 years (up to five such years); and less (4) the product of 0.49 percent of the participant’s Final Average Annual Compensation, limited to Covered Compensation, and the participant’s Benefit Service up to 35 years.  The 0.49 percent represents the minimum Social Security offset to the pension benefit.  Average Annual Compensation, Final Average Annual Compensation, Covered Compensation and Benefit Service are all as defined in the Plan document.

Supplemental Executive Retirement Plan

The Bank has a legacy SERP with the CEO as its only participant.  The CEO’s participation in this legacy plan began upon his tenure as CEO of the Corporation and the Bank in 2004.  The SERP provides the additional benefits that would have been provided to the CEO under the Pension and 401(k) Plans in the absence of Internal Revenue Code limitations for qualified plans.

The SERP was also designed so that the supplemental pension and 401(k) contributions are made to a "secular trust" for the benefit of the CEO so that the assets are protected in the same manner as those of the Pension and 401(k) Plans (amounts contributed to the secular trust are not subject to the claims of creditors of the Bank).  The Bank’s contributions to the secular trust are tax-deductible by the Bank when made and, even though the SERP benefits will not be distributed to the CEO until a later time, such contributions and earnings thereon are taxable to the CEO when received or earned by the trust.  The Bank’s contributions to the SERP are reduced by applicable income tax withholdings.  As a result of the foregoing, in lieu of increasing the Bank’s contributions to the SERP or the CEOs other sources of compensation to take into account the taxes incurred by the CEO, the Bank contributes an amount to the SERP that, after applicable withholding taxes, will be sufficient to fund the SERP’s benefit obligation when due.  The assets in the secular trust are invested in equity and fixed income mutual funds, which produce earnings from dividends and interest.  Except for this one legacy SERP arrangement, the Board of Directors has since adopted a prohibition of tax gross-up arrangements and included this prohibition in the Corporation’s published Corporate Governance Guidelines.

The following table sets forth Nonqualified Deferred Compensation information as of and for the year ended December 31, 2017 for Mr. Vittorio with respect to the supplemental 401(k) Plan portion of the SERP.

NONQUALIFIED DEFERRED COMPENSATION

Name	Registrant Contributions in Last Fiscal Year (1) ($)	Aggregate Earnings in Last Fiscal Year (2) ($)	Aggregate Balance at Last Fiscal Year End (3) ($)
Michael N. Vittorio	10,290	8,518	98,126

(1)	Registrant contributions to the SERP are included in the “All Other Compensation” column of the “Summary Compensation Table” in this proxy statement.
(2)	Aggregate earnings are not included in the “Summary Compensation Table” in this proxy statement.
(3)	Includes $78,179 previously reported as compensation to the named executive officer in the Summary Compensation Tables for previous years.

401(k) Plan

The Bank has a tax-qualified 401(k) Plan.  Employees, including the NEOs, are eligible to participate provided they are at least 18 years of age.  The Bank may, at its sole discretion, make matching contributions to each participant's account based on the amount of the participant's tax deferred contributions.  Eligibility for employer matching contributions, if any, occurs after completing twelve (12) consecutive months of Eligibility Service, as defined, in which the participant worked a minimum of 1,000 hours.  The sum of employee elective contributions and employer matching contributions plus any other additions to a participant’s account for 2017 cannot exceed the lesser of $54,000 or 100% of the participant’s compensation.  Participants are fully vested in their elective contributions and fully vest in any employer matching contributions after five years of participation. Employer matching contributions made during the first five years of participation vest ratably over the remainder of the five-year period.

Participants in the 401(k) Plan will receive benefits generally upon attainment of age 65.  However, the 401(k) Plan contains provisions allowing pre-termination withdrawals and loans under certain circumstances.  The amount of a participant’s Normal Retirement Benefit, as defined, will depend upon the accumulation of contributions and forfeitures and the investment performance of the 401(k) Plan.  The 401(k) Plan matching contributions for 2017 made to the account of each NEO are set forth in the “All Other Compensation Table” appearing elsewhere in this proxy statement.

EMPLOYMENT AGREEMENTS

The NEOs each have employment agreements with the Corporation pursuant to which Mr. Vittorio is employed as President and CEO of the Corporation, Mr. Curtis is employed as Senior Executive Vice President and Chief Financial Officer of the Corporation, Mr. Becker is employed as Executive Vice President and Chief Risk Officer of the Corporation, Mr. Kick is employed as Executive Vice President and Senior Retail Loan Officer of the Corporation and Mr. Daley is employed as Executive Vice President and Senior Commercial Banking Officer of the Corporation.

Mr. Vittorio’s agreement has a term of three (3) years beginning January 1, 2017 and continuing through December 31, 2019.  Upon written notice to Mr. Vittorio on or before January 1, 2019, the Board of the Corporation may extend Mr. Vittorio’s employment agreement for an additional year through December 31, 2020.  During such extended period, Mr. Vittorio’s position and related duties with the Corporation and the Bank may be modified by the Board to reflect the Board’s determinations as to CEO succession planning, provided that Mr. Vittorio’s base salary and benefits in effect immediately prior to the start of the extended period remain the same.

The other NEOs have agreements with a term of two (2) years beginning January 1, 2017 and extending through December 31, 2018.  Commencing on January 1, 2018 and continuing on January 1 of each year thereafter (the “Anniversary Date”), the employment agreement with each of the other NEOs shall renew for an additional period of one year such that the remaining term shall be two years unless written notice of non-renewal is provided to the NEO at least thirty (30) days prior to any such Anniversary Date.  Notwithstanding the foregoing, the employment agreement with each of the other NEOs shall expire on December 31 of the calendar year in which the NEO attains age 65 (“Retirement Age Termination Date”).  Nothing in the employment agreements shall mandate or prohibit the employment of the other NEO’s beyond their Retirement Age Termination Date.  However, the other NEOs shall not be entitled to any benefits or payments under their employment agreements following the Retirement Age Termination Date unless the Corporation has elected to extend such agreements pursuant to their terms for an additional period of two years.

Pursuant to each NEO’s employment agreement, if the NEO is terminated by the Board without cause or the NEO terminates his employment following an event constituting Good Reason, the NEO will receive a cash lump sum severance payment equal to a multiple of the NEO’s base salary (three times base salary for the CEO and two times base salary for the other NEOs) plus an amount equal to the product of the reasonably estimated monthly cost of the medical, dental and vision insurance coverage maintained by the Bank for the NEO immediately prior to the NEOs date of termination multiplied by thirty-six (36) for the CEO and twenty-four (24) for the other NEOs.  The cash lump sum payment is conditioned on the NEO executing a release of the NEO’s claims against the Corporation and any affiliate, and their officers, directors, successors and assigns.  The CEO’s cash lump sum payment is also conditioned on the CEO not being eligible to receive compensation and benefits pursuant to the CEO’s employment agreement in connection with a change in control, as defined.  In addition to receiving a cash lump sum payment, outstanding restricted stock units granted to the CEO shall become vested and payable under the same terms and conditions as would apply upon the CEO’s retirement as set forth in the applicable award agreements between the Corporation and the CEO.

Upon termination of the CEO’s employment by the Corporation without cause or by the CEO with Good Reason on or after the effective time of a change in control, as defined, the CEO shall receive a cash lump sum payment equal to three (3) times the sum of CEOs highest rate of base salary payable during the current calendar year of the CEO’s date of termination or either of the two (2) calendar years immediately preceding the CEO’s date of termination. In addition, the CEO shall receive a cash lump sum equal to thirty-six (36) times the reasonably estimated monthly cost of the medical, dental and vision insurance coverage maintained by the Bank for CEO immediately prior to the CEO’s date of termination.  In the case of the other NEOs, termination of employment by the Corporation without cause or by the NEO with Good Reason after the effective time of a change in control, as defined, results in the same severance payment that would be made in the absence of a change in control.  In the event of a change in control, and pursuant to the terms of the award agreements between the NEOs and the Corporation, all outstanding and unvested equity awards shall immediately vest.

Good Reason exists if, without the NEO’s express written consent, any of the following occurs: (i) the failure to appoint the NEO during the term of the NEOs employment agreement to the executive position occupied by the NEO at the date of commencement of the employment agreement; (ii) a reduction in the NEO’s base salary; (iii) the failure of the Bank to maintain the NEO’s participation under the Bank’s employee benefit, retirement, or material fringe benefit plans, policies, practices, or arrangements in which the NEO participates; or (iv) a relocation of the NEO’s principal place of employment by more than 50 miles from the NEO’s principal place of employment at the date of commencement of the NEO’s employment agreement.

Notwithstanding the foregoing, the change in control severance payments under the employment agreements for the NEOs will be reduced to avoid an excess parachute payment under Section 280G of the Internal Revenue Code if doing so results in a greater after-tax benefit to the NEO.

Each NEO’s employment agreement subjects the NEO to non-compete and non-solicitation provisions for a period of two years for the CEO or one year for the other NEOs following their date of termination, provided, however, that such restrictions would not apply in the event of the NEOs termination for cause or termination of employment following a change in control.

The following table sets forth potential payments to the NEOs upon termination of their employment by the Corporation without cause or by the NEOs for Good Reason absent a change in control.  The table also sets forth for the NEOs the accelerated vesting, if any, of unvested option and stock awards.

	Payment Resulting from Termination Without Cause or For Good Reason
	Absent a Change in Control
	Lump Sum Cash Payment Based on:
Name	Multiple of Base Salary ($)	Multiple of Cost of Family Medical, Dental and Vision Insurance ($)	Total Lump Sum Cash Payment ($)	Accelerated Vesting of Equity Awards ($)	Total Termination Payment ($)
Michael N. Vittorio	1,839,000	40,219	1,879,219	606,053	2,485,272
Mark D. Curtis	653,800	56,790	710,590	—	710,590
Christopher Becker	535,000	79,863	614,863	—	614,863
Richard Kick	548,200	56,790	604,990	—	604,990
Paul Daley	533,000	79,863	612,863	—	612,863

If Messrs. Curtis or Kick are terminated without cause or for Good Reason following a change in control, their total severance payments will fall within the safe harbor provided by Section 280G of the Code and therefore will not be subject to the excise tax imposed by Section 4999 of the Code.  Pursuant to their employment agreements, if Messrs. Vittorio, Becker or Daley are terminated without cause or for Good Reason following a change in control, the portion of their termination payments based on a multiple of base salary will be reduced so that their termination payments fall within the safe harbor provided by Section 280G of the Code and therefore not be subject to the excise tax imposed by Section 4999 of the Code and result in the greatest after-tax benefit to each of these executives.  The multiple of base salary, total lump sum cash payment and total termination payment columns of the table that follows reflect this reduction for each of these executives.  In addition, as reflected in the following table, all outstanding and unvested equity awards for the NEOs by their terms will immediately vest upon a change in control.

	Payment Resulting from Termination Without Cause or For Good Reason
	Following a Change in Control
	Lump Sum Cash Payment Based on:
Name	Multiple of Base Salary ($)	Multiple of Cost of Family Medical, Dental and Vision Insurance ($)	Total Lump Sum Cash Payment ($)	Accelerated Vesting of Equity Awards ($)	Total Termination Payment ($)
Michael N. Vittorio	1,273,399	40,219	1,313,618	2,109,513	3,423,131
Mark D. Curtis	653,800	56,790	710,590	750,576	1,461,166
Christopher Becker	381,246	79,863	461,109	428,184	889,293
Richard Kick	548,200	56,790	604,990	577,154	1,182,144
Paul Daley	394,344	79,863	474,207	481,508	955,715

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Corporation’s Corporate Governance Guidelines require the Board to conduct an appropriate review of all related party transactions for potential conflict of interest situations.  Related party transactions are those required to be disclosed pursuant to Item 404 of Regulation S-K.  The Board fulfills the requirement to review related party transactions in conjunction with the Audit Committee, which is comprised entirely of independent directors.  The Governance and Nominating Committee is charged with the responsibility of reviewing and assessing the adequacy of and compliance with the Corporation’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval.

In 1992, the Bank, as tenant, entered into a lease with H. T. Hogan Jr., d/b/a Briar Ridge Properties, covering premises in a building located in Locust Valley, New York, used as a branch office.  The Bank subsequently modified and extended the lease in 2002 and 2012.  The 2012 modification and extension, including the current five-year renewal period, expires on October 31, 2022.  In addition to base rent, the Bank is responsible for its proportionate share of the real estate taxes on the building in which the leased premises are located.  Under the terms of the lease, the Bank was obligated to pay $44,389 for the year ended December 31, 2017.  In 2009, the Bank, as tenant, entered into a lease with CSH Realty LLC, covering premises in a building located in Cold Spring Harbor, New York used as a branch office.  The lease expires on December 31, 2019.  Under the terms of the lease, the Bank was obligated to pay $33,014 for the year ended December 31, 2017.  Howard Thomas Hogan, Jr., a director of the Corporation and the Bank, owns or controls companies that own both properties.  The Corporation believes that the terms of the leases are comparable to competitive terms that could have been obtained from an unrelated third party.

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, executive officers, principal stockholders of the Corporation and their associates.  Such transactions, including borrowings and loan commitments, are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and, in the opinion of management, do not involve more than a normal risk of collectability nor do they present other unfavorable features.

Certain directors are officers, directors, partners or stockholders of companies or partnerships which, or associates of which, may have been customers of the Bank in the ordinary course of business during 2017 and up to the present time.  Additional transactions of this type may occur in the future.  All such transactions were effected on substantially the same terms as comparable transactions with other persons.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and beneficial owners of greater than 10% of the outstanding shares of Common Stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our Common Stock.  Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner does not file these reports on a timely basis.  Based on our review of ownership reports required to be filed for the year ended December 31, 2017, all of these filing requirements were satisfied except for one Form 4 filing for Director Howard Thomas Hogan, Jr. relating to an exercise of stock options on December 13, 2017.  The Corporation, on behalf of Director Hogan, inadvertently filed this Form 4 one business day late on December 18, 2017.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The consolidated financial statements of the Corporation for the year ended December 31, 2017 were audited by Crowe Horwath LLP (“Crowe Horwath”).  The Audit Committee has appointed Crowe Horwath as the Corporation’s independent registered public accounting firm to audit the Corporation’s consolidated financial statements for the year ending December 31, 2018.  A resolution will be presented at the Annual Meeting of Stockholders to ratify the appointment of Crowe Horwath.  The affirmative vote of the holders of a majority of shares represented in person or by proxy and voting on this item will be required for ratification.  If there is no designation on an executed proxy as to how the shares represented should be voted, the proxy will be voted for the ratification.  If the stockholders do not ratify the appointment of Crowe Horwath, the Audit Committee will reconsider its selection of Crowe Horwath as the Corporation’s independent registered public accounting firm.  Even if the stockholders ratify the appointment of Crowe Horwath, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Corporation and its stockholders.

A representative of Crowe Horwath will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Crowe Horwath as the Corporation’s independent registered public accounting firm.

Audit Fees

Crowe Horwath’s fees for audit services for 2017 and 2016 were $270,000 and $245,000, respectively.  The increase in audit fees is mainly due to the Corporation’s continued growth and expansion.  Audit services include the following: (1) professional services rendered for the audit of the Corporation’s annual consolidated financial statements; (2) reviews of the consolidated financial statements included in the Corporation’s Quarterly Reports on Form 10-Q; (3) a reading of the Corporation’s Annual Report on Form 10-K; and (4) rendering an opinion on the effectiveness of the Corporation’s internal control over financial reporting.

Audit Related Fees

Audit related fees, as described in Item 9(e)(2) of Schedule 14A of the Securities and Exchange Commission’s Proxy Rules, are fees billed to the Corporation by its Independent Registered Public Accounting Firm (“Independent Auditors”) for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not audit fees as described in the previous paragraph.  In 2017, Crowe Horwath did not bill the Corporation for any audit related fees.  In 2016, Crowe Horwath billed the Corporation $78,000 for work done in connection with a prospectus supplement and two registration statements on Form S-3.

Tax Fees

Crowe Horwath’s fees in 2017 and 2016 for preparing the Corporation’s tax returns, providing tax advice and performing tax compliance work were $29,500 and $36,440, respectively.

All Other Fees

In neither of the last two fiscal years was the Corporation billed by Crowe Horwath for any fees other than those described above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee Approval of Audit Related, Tax and Other Fees

In 2017 and 2016, the Audit Committee specifically approved or pre-approved all fees reported under the sections “Audit Related Fees” and “Tax Fees.”

Engagement of Independent Auditors to Perform Audit Services and Non-Audit Services

On an annual basis, and in accordance with the terms of written engagement letters, the Audit Committee has engaged the Corporation’s Independent Auditors to perform audit services as previously defined and to prepare the Corporation’s income tax returns.

In addition, from time to time the Audit Committee may engage the Corporation’s Independent Auditors to perform non-audit services such as providing tax advice and performing tax compliance work.  The Audit Committee has pre-approved specific types of non-audit services provided that the cost of such services does not exceed $50,000 in any calendar year.  The Audit Committee will not engage the Independent Auditors to perform any non-audit service or pre-approve any non-audit service that could impair, in fact or appearance, the independence of the Independent Auditors.  In addition, the Audit Committee will not pre-approve any non-audit service if such pre-approval constitutes delegation to management of the Audit Committee’s responsibilities under the 1934 Act.

AUDIT COMMITTEE REPORT

Under its charter, the Audit Committee is responsible to assist the Board in fulfilling its oversight responsibilities by reviewing and evaluating: 1) the qualifications and independence of the Independent Auditors; 2) the performance of the Corporation’s Independent Auditors and the internal audit function; 3) the integrity of the Corporation’s financial statements; and 4) management’s responsibilities to assure that there is in place an effective system of internal controls.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles (“GAAP”) and applicable rules and regulations.  These are the responsibilities of management and the Independent Auditors.

Specific duties and responsibilities of the Audit Committee include, among other things: 1) appoint, retain, compensate, evaluate and, where appropriate, replace the Independent Auditors;  2) approve all fees and terms of engagement of the Independent Auditors; 3) confirm the independence of the Independent Auditors; 4) review and discuss with management and the Independent Auditors the Corporation’s audited consolidated financial statements and internal control over financial reporting; 5) meet with the Corporation’s Independent Auditors and review the scope of audit services and the results of their annual audit of the Corporation’s consolidated financial statements, including any recommendations the Independent Auditors may have with respect to internal controls or other business matters; 6) approve the internal audit plan and review the scope and results of internal audits; 7) review the results of examinations performed by regulatory authorities; 8) oversee management’s responsibility to fulfill the annual internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act and the annual audit and management reporting requirements of the Federal Deposit Insurance Corporation Improvement Act of 1991; 9) review the Bank's performance of its obligations under various laws and regulations, including those affecting consumers; 10) review related party transactions; and 11) oversee management’s responsibility to implement internal controls over information technology and information security risks.

The evaluation of the Independent Auditors includes, among other things, a review of the most recent Public Company Accounting Oversight Board (“PCAOB”) report and communications required by PCAOB Auditing Standard Number 1301 regarding the independence and appointment of the Independent Auditors and the results of the annual audit.  The evaluation also includes consideration of the Independent Auditors qualifications and industry experience, the performance of the audit partner and audit team and the tenure and appropriateness of fees.  Crowe Horwath has served as the Corporation’s Independent Auditors since 2003 and the audit partner is rotated at least every five years.  The Audit Committee received and reviewed the written disclosures and the letter from Crowe Horwath required by applicable requirements of the PCAOB regarding Crowe Horwath’s communications with the Audit Committee concerning independence, and discussed with Crowe Horwath their independence.

The Audit Committee reviews and discusses with management and the Independent Auditors the annual audited financial statements, Form 10-K, Forms 10-Q and earnings press releases prior to their filing, including reviewing the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations."  The Audit Committee also reviews and discusses policies with respect to risk assessment and risk management.  Such discussions include the Corporation’s major financial and accounting risk exposures and the steps management has undertaken to control them.

The Audit Committee reviews reports from management regarding, among other things, the framework and effectiveness of internal controls over financial reporting and disclosure controls, compliance with laws and regulations, and controls over information technology risk.

The Audit Committee met eight times during 2017 and schedules meetings to ensure it devotes enough time and attention to the duties and responsibilities outlined in this report.  Periodic executive sessions are held with the Independent Auditors, Chief Auditor and other members of management to discuss any matters that the Committee or these persons believe should be discussed.

The Audit Committee regularly reports its activities to the Board, and annually conducts a review of its Charter and performs a self-assessment.

Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

The Audit Committee:

•	Alexander L. Cover, Chairman
•	John J. Desmond
•	Peter Quick
•	Walter C. Teagle III

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or 1934 Act, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

OTHER MATTERS

The Board of the Corporation does not know of any matters for action by stockholders at the Annual Meeting other than the matters described in the Notice of Annual Meeting.  However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board at the time of the printing hereof and which may properly come before the meeting.  It is the intention of the persons named in the Proxy to vote such Proxy with respect to such matters in accordance with their best judgment.

The entire expense of preparing, assembling and mailing the enclosed material will be borne by the Corporation.  In addition to using the mail, directors, officers and employees of the Bank acting on behalf of the Corporation, and without extra compensation, may solicit proxies in person, by telephone or by facsimile.

STOCKHOLDER PROPOSALS

Any proposals of stockholders intended to be submitted at the 2019 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Chairman of the Board or the President no later than November 16, 2018 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting under SEC Rule 14a-8.

Under the Corporation’s bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the 2019 Annual Meeting, must do so by a written notice timely delivered to the Corporation’s Secretary generally not later than December 14, 2018.

If the Corporation is not notified of a matter to be brought before the 2019 Annual Meeting by December 14, 2018 or if a matter is omitted from the proxy statement or proxy pursuant to SEC Rule 14a-8, then the proxy may provide discretionary authority to management of the Corporation to vote against such matter.

Nothing in this proxy statement will be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on

April 17, 2018

The Company’s proxy statement and form of proxy for its 2018 Annual Meeting of Stockholders and its 2017 Annual Report on Form 10-K to security holders is available at http://www.cstproxy.com/fnbli/2018.

For driving directions to The Carltun, the location of the annual meeting, please go to http://www.thecarltun.com.

ANNUAL REPORTS TO STOCKHOLDERS

Consolidated financial statements for the Corporation are included in the Corporation’s 2017 Annual Report on Form 10-K which was mailed with this Proxy Statement.  In addition, copies of the 2017 Annual Report on Form 10-K as filed with the Securities and Exchange Commission will be sent to any stockholder upon written request without charge.  Such request should be directed to Mark D. Curtis, Senior Executive Vice President, Chief Financial Officer and Treasurer, at the Corporation’s principal office, 10 Glen Head Road, Glen Head, New York 11545.

By Order of the Board of Directors

Christopher Becker
March 16, 2018	Executive Vice President Chief Risk Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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REVOCABLE PROXY
THE FIRST OF
LONG ISLAND CORPORATION

Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 16, 2018.

INTERNET/MOBILE – www.cstproxyvote.com
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PROXY

Please mark your votes like this **X**

1. Election of Directors (except as marked to the contrary below): Nominees for Class II Director (two year term): FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT ☐
   - (1) Paul T. Canarick
   - (2) Alexander L. Cover
   - (3) Stephen V. Murphy
   - (4) Peter Quick
   - (5) Denise Strain
   - (6) Eric J. Tveter

Instruction: To withhold authority to vote for any nominee(s), mark "For All Except" and write the nominee(s) name(s) or number(s) in the space provided below.

2. Non-binding, advisory vote to approve our executive compensation as discussed in the proxy statement; FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2018**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The First of Long Island Corporation
Annual Meeting of Stockholders
April 17, 2018

Annual Meeting Materials are available online at:
http://www.cstproxy.com/fnbli/2018

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REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE FIRST OF LONG ISLAND CORPORATION

Annual Meeting of Stockholders
April 17, 2018
3:30 p.m.

The undersigned hereby appoints JOHN H. TREIBER AND BERNARD ESQUENET, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of Stockholders of The First of Long Island Corporation ("Corporation") to be held at The Carltun, Eisenhower Park, 1899 Hempstead Turnpike, East Meadow, New York, on Tuesday, April 17, 2018 at 3:30 p.m. local time, and at any and all adjournments thereof, and to vote all shares of the common stock of the Corporation that the stockholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this proxy will be voted "For" all Proposals.

(Continued, and to be marked, dated and signed, on the other side)